Exhibit 10.24

NEVADA SHOPPING CENTER LEASE

MCQUEEN CROSSINGS

between

MCQUEEN CROSSINGS, LLC,

A Nevada Limited Liability Company

“Landlord”

and

NEVADA SECURITY BANK,

A Nevada Corporation

“Tenant”

ii

iii

NEVADA SHOPPING CENTER LEASE

ARTICLE I

GRANT AND BASIC TERMS

This Article I contains the Basic Terns of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article I explain and define the Basic ‘femls and are to be read in conjunction with the Basic Terms.

Section 1.1                                       Effective Date of Lease. October 7 2003

Section 1.2                                                                                                                     Landlord: MCOueen Crossirtes LLC a Nevada Limited Liability Company (hereinafter “Landlord”)

Address of Landlord: Post Office Box 2888. De1 Mar, California 92014-5888
Overnight Deliveries Only: 221 Fifteenth Street. Del Mar, California 92014

Section 1.3       Tenant: Nevada Security Bank, a Nevada Corporation, (hereinafter “Tenant”)

Address of Tenant: Post Office Box 19579, Reno, Nevada 89511
Overnight Deliveries Only: 9990 Double R Boulevard, Reno, NV 89521 (See Section 19.7)

Section 1.4       Premises.     In consideration of the rents, covenants and agreements on the part of Tenant to be paid and performed, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, at the rent and upon the terms and conditions hereinafter set forth, that certain building space three (3) drive-thru lanes, and one by-pass lane (hereinafter “Premises”), now or hereafter to be erected Tenant, at Tenant’s sole expense, in the McQueen Crossings (hereinafter “Shopping Center”), in the City of Reno of the County of Washoe, State of Nevada. The location of the Premises is outlined in red on the site plan of the Shopping Center attached hereto as Exhibit “A” and made a part hereof (hereinafter “Site Plan’), and otherwise known as the building, three (3) drive-thru lanes, and one by-mass lane of Pad F of McQueen Crossings located at SEC of Robb Drive and Mae Anne Avenue, Reno, Nevada. For purposes of this Lease, the Premises is agreed to have a building floor area of approximately 3,000 square feet and a land area of approximately 45,958 square feet. Tenant acknowledges that such addresses is preliminary and may or not reflect the final physical or mailing address of the Premises. Tenant acknowledges that the layout of the Shopping Center as shown on the Site flan attached as Exhibit “A” is tentative and that Landlord may change the shape, size, location, number and extent of the improvements shown thereon and eliminate or add any improvements to any portion of the Shopping Center as provided in Article VII herein.

Section 1.5       Length of Term.     The term of this Lease (hereinafter “Term”) shall be for twenty (20) years and zero (0) months commencing at 8:00 A.M. on the Commencement Date (hereinafter defined), and expiring at 5:00 P.M. on the last day of the Term, unless sooner terminated under any provision hereof.

Section 1.6       Commencement of Term. The Term of this Lease, and Tenant’s obligation to pay rent, shall commence (hereinafter “Commencement Date”) on the first to occur of the following events:

(a) the date which is two hundred seventy (270) days after the Landlord, or the Landlord’s supervising architect, or other agent so authorized in writing by Landlord, notifies the Tenant that the pad upon which the Premises is to be constructed is ready for delivery to Tenant (hereinafter “Notice of Substantial Completion”); or

(b) the date on which the Tenant shall open the Premises for business to the public.

Tenant shall construct a building and all other improvements to be constructed by Tenant pursuant to Exhibit B hereof and occupy the Premises within two hundred seventy (270) days after the date of the Notice of Substantial Completion, and shall thereafter continuously operate and conduct in the Premises the Permitted Use (hereinafter defined).

In the event that the Commencement Date does not occur on the first day of the month, then the Term shall commence on the first day of the month next succeeding the Commencement Date, provided Tenant shall pay Minimum Monthly Rent and Other Periodic Payments as provided in Section 1.11 (b) below, for the fractional month from the Commencement Date through the first day of the next succeeding month on a per diem basis, calculated on the basis of a thirty [30]-day month, in advance. All Lease expirations, renewal dates, notices of options to renew, and any other provision hereof relating to the commencement of the Term of this Lease shall be determined by reference to (i) the Commencement Date where same occurs on the first day of the month, or (ii) on the first day of the next succeeding month where the Commencement Date does not occur on the first day of the month.

Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the first date specified in Section 1.6.

Section 1.7       Acknowledgment of Commencement Date      When the Commencement Date of the Lease has been ascertained pursuant to Section 1.6 and Article 11, the parties shall immediately execute a confirmation of such date together with the Term of this Lease and other information in the form set forth in Exhibit “C” attached hereto and made a part hereof.

Section 1.8       Permitted Uses. The Premises shall be used and occupied only for the operation of a financial institution accepting federally insured deposits and conducting the kinds of private banking, commercial and financial transactions and offering the sorts of financial services and products normally associated with a full service batik branch, including the sale of investment related insurance products, stock brokerage and the installation, operation, maintenance, repair and replacement of banking ATMs (provided, that (i) Tenant may install interior banking ATMs in accordance with the Permitted Uses and other applicable provisions of this Lease at Tenant’s discretion, however, in no event shall Tenant install more than two (2) exterior banking ATMs; (ii) the installation location and methods must be approved in advance by Landlord in Landlord’s reasonable discretion; and (iii) the exterior banking ATMs shall be located in Tenant’s storefront), and for no other rise or purpose. Additionally, Tenant shall have the right to install not more than three (3) drive-up ATM sin Tenant’s drive-that lanes (with not more than one (1) ATM in any such drive-thru lane) in accordance with plans prepared by Tenant and approved by Landlord. Notwithstanding the foregoing, in no event shall the Premises or any portion thereof be used and occupied for: (a) gaming; (b) to sell, rent and/or distribute prerecorded video cassettes, video tapes, video discs, laser discs, video games (including without limitation CD-I), DVD, divx, or other video software (including CD-ROM) and/or substitutes for, or items which are a technological evolution of, the foregoing items; (c) the sale of alcohol for on Premises or off Premises consumption; (d) for a mechanical or electronic games arcade; or (e) gasoline or other fuels or power sources for vehicles. (See Article VIII and Section 12.1)

Section 1.9                    Tenant’s Guarantor.      (If none, so state.) None.

Section 1.10     Security Deposit.      (Sec Section 3.5) Eleven thousand two hundred fifty and 00/100 Dollars ($11,250.00).

Section 1.11    Minimum Monthly Rent and Other Charges Payable by Tenant.

(a) Minimum Monthly Rent.   Eleven thousand two hundred fifty and 00/100 Dollars ($11,250.00) per month for the first sixty (60) months, as provided in Section 3.1, which shall be increased every five (5) years on the day and the month on which the Commencement Date occurs in each consecutive five (5) year period following the Commencement Date (hereinafter “Anniversary Date”), pursuant to Rider Two.

(b)  Other Periodic Payments.   Monthly Payments of Operating Costs (as defined in Section 4.8) including, without limitation, Taxes, Utilities, Insurance Premiums, and all other amounts provided in this Lease to be paid by Tenant. Landlord’s estimate of Tenant’s initial monthly charge for Operating Costs is one thousand two hundred and 00/100 Dollars ($1,200.00).

Section 1.12    Excuse of Landlord’s Performance. Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of Landlord, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, bioterrorism, terrorism, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, rain or muddy conditions, through act of God or other cause beyond the control of Landlord.

Section 1.13              Intentionally Omitted.

Section 1.14    Riders.   The following Riders and Addenda are attached to and made a pail of this Lease: (If none, so state) Rider One. Rider Two, Rider Three, Rider Four, and Rider Five,

ARTICLE 11

LEASE TERM

Section 2.1       Lease of Premises for Lease Term. The Term of this Lease is for the period of time stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.6 above, unless the beginning or end of the Term is changed under any provision of this Lease.

Section 2.2       Delay in Completion.   In the event the improvements to the Premises to be completed by Landlord hereunder, if any, are not substantially completed on or before September 30. 2004, this Lease may be terminated by either party upon not less than ten (10) days prior written notice, in which event any Security Deposit deposited by Tenant with Landlord shall be returned to Tenant. The aforementioned date shall be automatically extended for a reasonable period of time provided Landlord is diligently pursuing the completion of the Premises. Should either party so elect to terminate this Lease, except for the return of the Tenant’s Security Deposit, Landlord shall have no obligations or liabilities to Tenant for damages of any kind relating to the failure to complete construction of the Premises or any election to terminate this Lease pursuant to the terms and conditions set forth in this Section 2.2.

Section 2.3       Early Occupancy.   If Tenant occupies the Premises prior to the Commencement Date, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall not be required to pay Minimum Monthly Rent or Operating Costs, however shall pay any and all other charges specified in this Lease for the early occupancy period.

Section 2.4       Holding Over.   Tenant shall completely vacate the Premises upon the expiration or earlier termination of this Lease. Tenant agrees to indemnify, defend and hold Landlord and its partners harmless from and against any and all actions, claims, damages, demands, liens, liability, costs and expenses specifically including, but not limited to, reasonable attorneys fees, arising front or caused by any delay in Tenant vacating the Premises. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, such tenancy shall be month-to-month only and shall not constitute a renewal hereof or an extension for any further term. During any such holdover period, (i) the Minimum Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150”%) of the Minimum Monthly Rent in effect prior to the expiration or termination of the Lease, (ii) other monetary stuns due hereunder shall be payable in the amounts and at the times specified in this Lease, and (iii) such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, except that such tenancy may be terminated by either party upon thirty (30) days prior written notice to the other.

Section 2.5      Successors.   All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of such parties; and if there shall be more than one entity comprising Tenant, such entities shall all be bound jointly and severally by the terms, covenants and agreements herein. The foregoing notwithstanding, no rights shall inure to tire benefit of any assignee or transferee of Tenant unless the transfer has been approved by Landlord in writing as provided in Section 15.1 hereof.

ARTICLE III

RENT

Section 3.1      Time and Manner of Payment.   Upon execution of this Lease, Tenant shall pay Landlord Minimum Monthly Rent in the amount stated in Section 1.11(a) above, for the first month of the Term, a Security Deposit in the amount stated in Section 1.10 above. On or before the first day of the second month of the Tern, and each month thereafter, Tenant shall pay Landlord the Minimum Monthly Rent and any other charges and slims provided for herein as Additional Rent, in advance, without offset, deduction or prior demand. All such rents and charges shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. If Tenant submits a check to Landlord which is returned to Landlord by Tenant’s bank due to non-sufficient funds, Landlord may require Tenant to submit all future payments in the form of a cashier’s check or money order.

Section 3.2                    Intentionally Omitted.

Section 3.3                    Intentionally Omitted.

Section 3.4                    Intentionally Omitted.

Section 3.5                    Security Deposit Increases.

(a)  Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10. Landlord may, but shall riot be obligated to, apply all or pail of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request, and Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit, and Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b)  Each time there is a Transfer under the Lease requiring Landlord’s Consent pursuant to Article XV hereof, Tenant is in breach or default of this Lease beyond any applicable cure period, or the Shopping Center or a portion thereof that includes the Premises is sold by Landlord, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Minimum Monthly Rent as the initial Security Deposit bore to the initial Minimum Monthly Rent.

(c) Landlord may deliver the Security Deposit deposited hereunder by Tenant to a purchaser of Landlord’s interest in the Premises in the event that such interest be sold and, thereupon, Landlord shall be discharged from any further liability with respect to such Security Deposit.

Section 3.6       Termination: Advance Payments. Upon termination of this Lease under Article XIII (Damage or Destruction), Article XIV (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and Landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant’s successor.

ARTICLE 1V

OTHER CHARGES PAYABLE BY TENANT

Section 4.1       Additional Rent.   All charges payable by Tenant hereunder, other than Minimum Monthly Rent, are collectively referred to as “Additional Rent”. Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Minimum Monthly Rent. The term “rent” shall mean Minimum Monthly Rent and Additional Rent.

Section 4.2       Real Property Taxes.

(a) Payment of Taxes. Tenant agrees to pay Tenant’s pro rata share of all Real Property Taxes, as hereinafter defined, which may be levied or assessed by any lawful authority against the land on which buildings are located and improvements thereon in the Shopping Center (hereinafter collectively “Real Property Taxes”). Tenant shall pay its share of such Real Property Taxes upon receipt of a statement from Landlord delineating Tenant’s share of same, which share shall be paid within five (5) days after receipt of Landlord’s statement. Landlord shall have the right to collect and impound from Tenant, and Tenant agrees to pay on a monthly or quarterly basis Landlord’s reasonable estimate of Tenant’s share of the Real Property Taxes next due. Tenant’s pro rata share of Real Property Taxes for building improvements shall be apportioned according to the floor area of the Premises as it relates to the total floor area of the building or buildings which include the Premises (or the floor area of all buildings included in any such assessment in the Shopping Center if the individual buildings within the Shopping Center are not separately assessed). Tenant’s pro rata share of Real Property Taxes for land and non-building improvements thereon shall be apportioned based upon the ratio of the square footage of land area of the parcel now or hereafter dedicated to the Premises (which Landlord and Tenant hereby agree for the purpose of this Lease shall be 45,958 square feet) to the total square footage land area of all the land the Shopping Center (including the common areas and improvements contained in and about Pad H and Pad J shown oil the Site flan attached hereto that are not owned by Landlord but are maintained by Landlord pursuant to that certain Declaration of Covenants, Conditions and Establishment of Restrictions and Grant of Easements for McQueen Crossings Shopping Center, as amended froth time to three) included in any such assessment. All Real Property Taxes for the year in which this Lease commences shall be apportioned and adjusted.

(b) Definition of “Real Property Taxes”. “Real Property Taxes” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agriculture, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises; (ii) any tax oil the Landlord’s right to receive, or the receipt of, rent or income from the Premises or against Landlord’s business of leasing the Premises; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Premises due to a change in ownership or transfer of all or part of Landlord’s interest in the Premises; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Taxes. “Real Property Taxes” shall not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

Section 4.3      Personal Property Taxes.

(a) Tenant shall pay prior to delinquency all taxes charged against the trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have such personal property taxed separately from the Premises.

(b)  If any such taxes on Tenant’s personal property are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord, after written notice to Tenant, shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Landlord shall do so, then ‘Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment. In any such event, however, Tenant, at Tenant’s sole cost and expense, shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest; any amount so recovered to belong to Tenant.

(c) If any of Tenant’s personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) trays after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.4       Utilities.  Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, unless Landlord elects to include the cost of any or all of such utilities and services as a Shopping Center Operating Cost as defined in Section 4.5(b). Maintenance for any heating and/or air conditioning equipment and ducts oil the Premises shall be furnished by Tenant at Tenant’s sole expense. If any services or utilities are jointly metered with other properties, Landlord shall determine anti the Tenant shall pay, the Tenant’s pro rata share of the monthly costs of such utilities and services. The Tenant’s pro rata share shall be determined by the ratio of the square footage floor area of the Premises as compared to the square footage floor area of all the premises under the common metering. In the event Tenant shall require such services or utilities in excess of that usually furnished or supplied for use of the Premises as general retail space, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all such jointly metered charges. The Tenant shall pay such charges within five (5) days of notification of the amount by the Landlord. Landlord reserves the right to require Tenant to install and maintain, at Tenant’s sole expense, separate meters for any public utility servicing the Premises for which a separate meter is not presently installed.

Section 4.5       Patent of Operating Costs.

(a) Tenant’s Pro Rata Share of Expense. Tenant will also pay to Landlord, as further Additional Rent, a proportionate share of the Shopping Center’s Operating Cost (hereinafter defined), based upon the ratio of the square footage land area of the parcel now or hereafter dedicated to the Premises (+/- 45,958 square feet) to the total square footage land area of all the land the Shopping Center (including the common areas and improvements contained in and about Pad H and Pad J shown oil the Site Plan attached hereto that are not owned by Landlord but are maintained by Landlord pursuant to that certain Declaration of Covenants, Conditions and Establishment of Restrictions and Grant of Easements for McQueen Crossings Shopping Center, as amended from time to time) and Landlord and Tenant hereby agree for purposes of this Lease Tenant’s proportionate share of such Shopping Center’s Operating Costs is 6.91%. Notwithstanding the foregoing, if during the Lease Term Landlord permits any tenant or parcel owner in the Shopping

Center to perform any item of Shopping Center Operating Cost for its sole benefit and at its sole expense in lieu of Landlord’s performance thereof (which Shopping Center Operating Cost item is typically provided by Landlord to all tenants of the Shopping Center and the cost of which would be included in Shopping Center Operating Cost pursuant to Article IV or Article XII hereof, then Landlord shall have the right, but not the obligation to equitably allocate the Shopping Center Operating Cost of such specific Shopping Center Operating Cost item so that only those tenants in the Shopping Center that directly or indirectly benefit from such Shopping Center Operating Cost item shall pay such Shopping Center Operating Cost (such tenants shall be hereinafter referred to as “Cost Pool Tenants’).

(b) Operating Cost. For the purpose of this Section 4.5, the term “Operating Cost” means the total cost and expense incurred in connection with the operation, repair, management, maintenance and replacement of all Common Areas and all improvements within the Shopping Center (including the common areas and improvements contained in and about Pad H and Pad J shown on the Site Plan attached hereto that are not owned by Landlord but are maintained by Landlord pursuant to that certain Declaration of Covenants, Conditions and Establishment of Restrictions and Grant of Easements for McQueen Crossings Shopping Center, as amended from time to time) including, without limitation, general maintenance and repair of all improvements; expenses incurred by Landlord under Section 12.3 and Section 12.4 hereof; gardening and landscaping; snow, water and ice removal and control; security services; liability, property damage and all other insurance carried by Landlord under Section 4.6 with types of coverage and in amounts determined by Landlord; repairs; asphalt repairs, resurfacing and striping; painting of improvements; servicing of common grease interceptors; holiday decorations; snow and ice removal; utilities serving the improvements and Common Areas; sanitary control; pest control; signage operation, repair arid replacement costs; removal of mash, rubbish, garbage and other refuse; reasonable reserves for replacements and repairs; a property management fee consistent with prevailing rates charged in the industry (not to exceed five percent (5%) of gross Shopping Center rents); bookkeeping; advertising and promotional fees; Real Property Taxes; all personal property taxes assessed for any reason on the personal property used in connection with the Shopping Center; costs of equipment and machinery used to maintain or operate the Common Areas and any depreciation of the cost thereof (including financing); and the cost of personnel to implement such services, to direct parking, and to police the Common Areas. In addition, Operating Cost shall include an administrative charge equal to ten percent (10%) of the actual Operating Cost, and this charge shall be included in anti billed as a part of the Operating Cost.

Notwithstanding the foregoing, in no event shall the following items be included as an Operating Cost: items for which the responsibility of repairing or maintaining or replacement is the direct responsibility of a particular tenant under their respective lease with Landlord, amounts reimbursed by insurance proceeds, or warranties; utilities or other expenses paid directly by tenants to suppliers; ground rents; payments on any mortgage, or deed-of-trust; leasing commissions; the cost of negotiating or enforcing leases of other tenants; fines, penalties, and late fees or similar costs incurred by Landlord; depreciation; costs of or arising from Landlord’s charitable or political contributions; costs, including but not limited to attorneys’ fees associated with the operation of the business of the partnership or entity that constitutes Landlord as the same are distinguished from the costs of operation of the Shopping Center, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgage, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Shopping Center or any part thereof, costs of any disputes between Landlord and its employees, disputes of Landlord with Shopping Center management or personnel, or outside fees paid in connection with disputes with other tenants; costs incurred in removing and storing the property of former tenants or occupants of the Shopping Center; lease “takeover” expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of the Shopping Center of any kind or nature in connection with the leasing of space in the Shopping Center; costs incurred in connection with the original construction of the Shopping Center, or; any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations.

Section 4.6      Insurance Premiums.

(a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance, liquor liability insurance if Tenant offers the sale of alcohol in or from the Premises, and mold liability insurance, at Tenant’s expense, insuring Tenant against liability resulting out of the ownership, use, occupancy or maintenance of die Premises, the sidewalks in front of the Premises, arid the business operated by Tenant and any subtenants of Tenant in the Premises. The initial amount of such insurance shall be at least Two Million Dollars ($2,000,000.00) combined single limit bodily injury, property damage and personal injury, arid shall be subject to periodic increase based upon inflation, increased liability awards, recommendations of professional insurance advisers, and other relevant factors. However, tire amount of such insurance shall not limit Tenant’s liability nor relieve Tenant of any obligation hereunder. The policy shall name Landlord as an additional insured. In addition Tenant, at Tenant’s expense, shall carry adequate workers’ compensation insurance coverage and provide written evidence to Landlord.

(b) Hazard and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Shopping Center Improvements, including the shell building improvements of the Premises, in the amount of its full replacement cost, excluding Tenant’s Improvements, made fixtures and personal property. Such polices shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and may include endorsements or coverage for special extended perils (special form), sprinkler leakage, inflation guard, and any other perils (including flood and earthquake), which Landlord deems necessary. Tenant shall, at Tenant’s expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Lease Term, Landlord shall also maintain as an Operating Cost a rental income insurance policy, with loss payable to Landlord in an amount equal to one year’s Minimum Monthly Rent (as adjusted periodically), plus estimated Real Property Taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

(c) Insurance of Improvements. Tenant shall at all times maintain fire insurance with extended coverage in an amount adequate to cover the cost of replacement of all trade fixtures, alterations, decorations, additions or improvements made to the Premises by Tenant or by Landlord on Tenant’s behalf in the event of fire or extended coverage loss or a mold-related loss. Such insurance policy shall be maintained with an insurance company licensed to do business in the State of Nevada and approved by Landlord. Tenant shall deliver to the Landlord certificates of such fire insurance policies which shall contain a clause requiring the insurer to give the Landlord thirty (30) days’ written notice of cancellation of such policies. Tenant’s obligation to maintain the foregoing insurance shall in no event require Tenant to maintain insurance for the shell building improvements that is maintained by Landlord pursuant to Section 4.6(b) hereof.

(d) Payment of Premiums: Insurance Policies. Tenant shall pay all premiums for the insurance policies covering the Premises described in Paragraphs 4.6(a) and (c) prior to delinquency. If the insurance policies maintained by Landlord cover improvements or real property other than the Shopping Center, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Premises showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance policy period, Tenant’s liability for insurance premiums shall be prorated on an annual basis. Tenant shall be liable for its pro rata share of the payment of any deductible amount under Landlord’s insurance policies as an item of Operating Cost.

(e) Increase in Fire Insurance Premium. Tenant agrees that it will not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on the Premises or the building of which it is a part, resulting from the acts or omission of the Tenant, its agents, servants or employees, or the use or occupancy of the Premises by the Tenant or from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule, issued by the organization making the insurance rate on the property, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

(f) Plate Glass. Tenant shall replace, at the expense of Tenant, any and all plate and other glass, frames or glazing damaged or broken from any cause whatsoever in and about the Premises.

(g) Boiler Insurance. Tenant hereby agrees, at Tenant’s expense and during the entire Term hereof, to obtain and keep in full force and effect a policy of boiler broad form insurance, if any is applicable, in the amount of One Hundred Fifty Thousand Dollars ($150,000.00). The insurance shall be with an insurance company approved by Landlord and a copy of die policy or certificate of insurance shall be delivered to Landlord no later than the Commencement Date hereof.

(h) Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, oil account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon the policies of insurance required under this Lease, give notice to tile insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and such waiver shall only be effective so long as consented to by the insurance carrier or carriers.

(i) Form of Policies. All policies shall be written in a form satisfactory to Landlord and shall be maintained with insurance companies holding a “General Policyholder’s Rating” of A, and a financial rating of X, or better, as set forth in the most current issue of “Best’s Insurance Guide”. Insurance policies carried by Tenant hereunder shall (i) name Landlord and if requested, Landlord’s lenders) as an additional insured and provide certificate(s) of insurance thereof to Landlord’s lenders) if applicable, (ii) be ant occurrence policy (or policies), (iii) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant’s obligations under Section 8.4 and Section 12.7 hereof, (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and noncontributing with any insurance required of Tenant, and (v) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver to Landlord and Landlord’s lenders) if applicable copies of policies or original certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except alter thirty (30) days’ prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 4.6 herein shall reflect that Tenant has been afforded coverage specifically with respect to the Premises, Landlord and Landlord’s mortgagee(s) or beneficiary(ies) shall be named as additional insured’s as their interests may appear, the coverage afforded Landlord shall not be reduced or diminished and the requirements set forth in this Lease shall be otherwise satisfied by such blanket policy or policies.

Section 4.7       Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest from the due date of such amount at the lower of (i) ten percent (10°/”) per annum, or (ii) the maximum legal interest rate permitted by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest oil such amounts shall not excuse or cure any default by Tenant under this Lease.

Section 4.8  Collection of Operating Costs. Landlord shall have the right to collect Tenant’s pro rata share (as defined in Section 4.5(a)) of Operating Costs and all other charges provided for under this Article IV including, without limitation, insurance premiums and Real Property Taxes, on a monthly basis. Such amounts shall be based on Landlord’s reasonable estimate of the costs, charges or premiums next due, and shall be paid by Tenant as Additional Rent upon the basis and at the times described herein. Landlord shall provide to Tenant a yearly expense estimate statement (hereinafter “Estimate Statement”) which shall set forth Landlord’s reasonable estimate of the total amount due from Tenant for the current or next ensuing Lease Year for Operating Costs. Tenant shall pay to Landlord with each installment of Minimum Monthly Rent an amount equal to one-twelfth (1/12th) of the estimated amount due from Tenant as set forth ire the Estimate Statement. At anytime during any Lease Year, Landlord may provide a new Estimate Statement to Tenant indicating any additional amount due from Tenant and Tenant agrees to pay such amount to Landlord within fifteen (15) days after notification of the amount of the deficiency. Tenant’s failure to pay such deficiency to Landlord within such fifteen (15)-day period shall constitute a breach of this Lease and entitle Landlord to any and all remedies available under this Lease and applicable law. Such estimated payments shall be paid to Landlord with no obligation to pay the Tenant interest thereon. Within a reasonable period of time after the end of each Lease Year hereunder, Landlord shall give to Tenant a year-end statement (hereinafter “Annual Statement”) which shall indicate all of the Operating Costs and other amounts due from Tenant hereunder for the previous Lease Year, and the amounts paid by Tenant relating thereto. If the amount paid by Tenant is less than the amount owed by Tenant, Tenant agrees to pay such deficiency to Landlord within fifteen (15) days after receipt of the Annual Statement. If the amount paid by Tenant for the prior Lease Year exceeds the amount required to be paid by Tenant, such overage shall be credited to amounts due from Tenant for the next Lease Year. Landlord’s failure to provide such Annual Statement to Tenant as provided above shall in no way excuse Tenant from its obligation to pay any such additional amount of Operating Costs or constitute a waiver of Landlord’s right to collect such Operating Costs from Tenant in accordance with this Section 4.8. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease without waiving any outer remedy available under the Lease or applicable law.

Tenant and its agents (provided such agent(s) shall in no event be compensated on a contingency fee basis) will have the right to examine Landlord’s books and records relating to Operating Costs, at Landlord’s office, and after providing at least fifteen (15) days prior written notice to Landlord, according to this section so long as (a) there is no breach of or event of default under the Lease at the time that the Tenant examines Landlord’s books and records; (b) Tenant’s has fully and promptly paid its Minimum Monthly Rent and Additional Rent (hereinafter “rent”), including its proportionate share of Operating Costs; (c) Tenant, its agents and contractors agree that they wilt not divulge the contents of Landlord’s books and records, or the result of their examination; (d) Tenant, its agents and contractors agree that they will give Landlord, at tro cost, a copy of their draft and final reports of their examination of Landlord’s books and records; (e) Tenant requests the examination of Landlord’s books and records within one (1) year after receipt of the statement of Operating Costs with regard to which Tenant wishes to examine Landlord’s books and records; (I) Tenant has not examined Landlord’s books and records within the twelve (12) months preceding Tenant’s request; and (g) Tenant shall not have the right to examine any books or records that contain trade secrets (i.e. leases of other tenants, rent rolls, etc.). If Tenant’s examination reveals that it has overpaid its proportionate share of Operating Costs, then the overpayment credit will be applied to the next accruing rent under the Lease. Tenants sole remedy in the event of an overpayment will be the credit against its rent. Tenant will not have the right to terminate cite Lease on account of an overpayment. Tenant will not have the right to challenge Landlord’s methodology in any examination if it has not previously challenged that methodology. If Tenant’s examination reveals that it has underpaid its proportionate share of Operating Costs, then the underpayment amount will be paid along with the next accreting rent tinder the Lease.

ARTICLE V

RECORDS AND BOOKS OF ACCOUNT

Section 5.1                      Intentionally Omitted.

Section 5.2                      Intentionally Omitted.

ARTICLE VI

AUDIT

Section 6.1                       Intentionally Omitted.

Section 6.2                      Intentionally Omitted.

ARTICLE VII

CONSTRUCTION OF PREMISES

Section 7.1       Landlord and Tenant Improvements. If construction of the improvements on the Premises have not been completed by the date of this Lease, Landlord shall, at its cost and expense, pursue to completion the improvements to be erected by Landlord “Landlord’s Work” as shown on the attached Exhibit “B” labeled “Construction of the Premises.” Tenant shall commence the construction of certain site work, building, installation of fixtures, equipment and shall perform any of “Tenant’s Work” in Tenant’s improvement drawings approved by Landlord or as set forth on said Exhibit “B,” promptly upon substantial completion of Landlord’s work on the Premises and shall diligently pursue such construction, installation and performance to completion. If the Landlord performs any such installation or construction shown in Tenant’s drawings, approved by Landlord or on Exhibit “B” as the Tenant’s Work, the Tenant shall pay any cost or expense of the Landlord so incurred within fifteen (15) days after receipt of a bill therefore. Said bill will be based upon Landlord’s costs and expenses plus supervision, and architectural expenses, if any.

Tenant shall deliver plans and specifications with respect to Tenant’s site, building, and leasehold improvements to Landlord or Landlord’s architect within the time frame set forth in Exhibit B. Said plans and specifications shall conform in all respects with the agreements of Landlord and Tenant as outlined in Exhibit “B” hereto.

Landlord shall have the right but not the obligation to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of the Tenant’s Work which Landlord determines, in its sole discretion, should be performed immediately and on an emergency basis for the best interest of the Shopping Center, or as required by any governmental entity or required for compliance with any manufacturer’s warranty, including without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, rooting and removal of unduly accumulated construction material and debris.

Section 7.2       Parking Facilities. Except for certain improvements on Pad F to be constructed by Tenant at Tenant’s sole expense, Landlord shall construct or shall have constructed upon the Shopping Center, at its own cost, access roads, sidewalks and parking lots or facilities substantially as shown on the Site Plan attached as Exhibit “A”, subject to making changes thereto as described in Section 1.4.

Section 7.3       Changes and Additions to Buildings. Landlord reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same. Easements for light and air are not included in the leasing of the Premises toTenant.

Section 7.4       Intentionally Omitted.

Section 7.5       Right to Adjust. The purpose of the Site Plan attached hereto as Exhibit “A” is to show the approximate location of the Premises. Notwithstanding any other provision contained in this Lease, Landlord reserves the right at any time to relocate, vary and adjust the size of the various buildings, the location of any tenant, excluding Tenant, automobile parking areas, and other Common Areas shown on the Site Plan, however, in no event shall any such change be made by Landlord to Tenant’s Construction Area without Tenant’s written consent, and Landlord shall not materially alter the size or location of the Premises from the general location reflected on the Site Plan attached hereto.

Section 7.6  Intentionally Omitted.

ARTICLE VIII

USE OF PROPERTY

Section 8.1       Permitted Uses. Tenant shall use the Premises only for the Permitted Use set forth in Section 1.8 above, and for no other use or purpose, without Landlord’s written consent, to be given or withheld in Landlord’s sole and absolute discretion.

Section 8.2                    Manner of Use.

(a) Interference with Use/Nuisance. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe on the rights of other occupants or customers of the Shopping Center, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, or objectionable purposes; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premise or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not be liable to Landlord for any other occupant’s failure to so conduct itself

(b) Violation of Law/Insurance Provisions. Tenant shall not do or permit to be done in or about the Premises, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any taw, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the building or any pall thereof or any of its contents, or cause a cancellation of any insurance policy covering the building or any part thereof or any of its contents. Tenant shall comply with all governmental laws, ordinances and regulations applicable to flue Premises, and the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, with any order, directive or certificate of occupancy issued pursuant to any law, ordinance or regulation by any public officer insofar as the same relates to or affects the condition, use or occupancy of the Premises including, but not limited to, (1) requirements of structural changes related to or affected by Tenant’s acts, occupancy or use of the Premises, and (ii) any and all requirements relating to the Premises imposed by applicable law including, but not limited to, modifications of existing portions of the Premises required under the Americans with Disabilities Act or any other applicable laws, all at Tenant’s sole expense. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Landlord, whether or not Tenant is a party to such action, shall be conclusive in establishing such violations between Landlord and Tenant

(c)Permits. Tenant shall obtain and pay for all permits specifically including, but not limited to, a certificate of occupancy, required for Tenant’s occupancy of the Premises and shall promptly take all substantial and nonsubstantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Health and Safety Act and the Americans With Disabilities Act.

(d) Store Operation. Tenant shall continuously operate one hundred percent (100%) of the Premises during the entire Term of this Lease on the days and during the hours provided below with due diligence and efficiency so as to maximize the gross receipts which may be produced by such manner of operation. Tenant shall conduct its business in the Premises during the regular customary clays and hours for such type of business in the city or trade area in which the Shopping Center is located.

(e) Change of Name. Tenant agrees not to change the advertised name of the business operated in the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld.

(t) Solici4ition of Business. Tenant and Tenant’s employees and agents shall not solicit business in tile parking or other Common Areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other Common Areas.

Section 8.3       Competitive Business. Neither Tenant nor any Affiliate (as defined below) of Tenant shall directly or indirectly, own, manage, operate, or have any interest in, any business that is similar to, or competitive with, the business permitted under this Lease if such business is located within three (3) miles of any point oil the perimeter of the Shopping Center. For the purposes of this Section 8.3, “Affiliate” shall mean any affiliate, subsidiary, parent, company controlled by parent, successor, predecessor, assignee, shareholder, partner, member, officer, director, manager, employee, lender, or any other entity having an interest whatsoever in Tenant. If Tenant shall breach tile foregoing covenants, or an Affiliate (as defined above), is operating in violation hereof, Landlord, in addition to but not in lieu of or in limitation of any other right and remedy available to Landlord under this Lease or at law or in equity, shall have the right to: (i) Seek injunctive relief to restrain or stop Tenant from breaching this Section 8.3; (ii) Terminate this Lease in accordance with the provisions of Article XVI of this Lease; (iii) intentionally omitted; or (iv) Cancel any option to extend the term of this Lease that may exist at the time of Tenant’s breach of this Section 8.3.

Section 8.4       Indemnification of Landlord/Tenant.

(a) Indemnification of Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions, claims, damages, liens, liabilities, costs and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or about the Premises, or tile occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission Tenant, its agents, contractors, employees, servants, tenants or concessionaires. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all actions, claims, damages, liens, liabilities, costs and expenses arising from any breach or default in performance of any obligation on Tenant’s part to be performed under die terns of this Lease, or arising from any act, neglect, fault or omission of Tenant or its agents, contractors, employees, servants, tenants or concessionaires, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby waives all claims against Landlord for and assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except as caused solely by Landlord’s gross negligence or willful misconduct.

(b) Indemnification of Tenant. Landlord will indemnify Tenant, and hold it harmless from,, any and all claims, actions, damages, liability, and expense arising from or out of any occurrence in the Common Areas. If any action or proceeding is brought against Tenant, by reason of any such claim, Landlord, upon notice from Tenant, will defend the claim at Landlord’s expense with counsel reasonably satisfactory to Tenant. Landlord’s indemnification of Tenant shall in no event apply to claims (i) that are caused by the failure of Tenant to observe any of the terms and conditions of this Lease, (ii) any claims that are covered or should be covered by Tenant’s workers compensation insurance carried by Tenant or required to be carried by Tenant pursuant to this Lease; and (iii) Tenant’s negligence or intentional misconduct.

Section 8.5       Landlord’s Access. Landlord and its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors, tenants and other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior written notice of such entry, except in the case of an emergency. Landlord may place customary “For Sale” or “For Lease” signs oil the Premises.

Section 8.6       Excavation. If all excavation shall be made upon land adjacent to or under the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for die purpose of doing such work as Landlord shall deem necessary to preserve the wall or the building of which the Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

Section 8.7       Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy die Premises for the full Term, subject to the provisions of this Lease and to any mortgages, deeds of trust and other recorded instruments encumbering tile Premises and/or Shopping Center.

Section 8.8       Intentionally Omitted.

ARTICLE IX
HAZARDOUS MATERIALS

Section 9.1       Prohibition of Storage. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about tile Premises by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance. Tenant shall comply with all affirmative legal requirements concerning all Hazardous Materials. If Tenant breaches tile obligation stated in the preceding sentences, or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant results in a release of any Hazardous Material, a discharge of a pollutant or contaminant or any other contamination of tile Premises resulting in a potential violation of or incurrence of liability under any law, regulation, rule or ordinance, or if contamination of the Premises by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, protect, defend and hold Landlord, its partners, agents, employees and contractors harmless from any and all actions, claims, judgments, damages, penalties, fines, costs, liens, liabilities, injunctive actions or orders, and losses (including, without limitation, diminution in value of the Premises and/or Shopping Center, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises and sums paid in settlement of claims, “response costs” as defined in tile Comprehensive Environmental Response, Compensation and Liability Act (“CGRCLA”), attorneys’ fees, Consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination.

Section 9.2       Clean-Un. This indemnification of Landlord by Tenant pursuant to Section 9.1 above includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remediation, removal, and/or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in tile soil or around water on or under the Premises or emanating from the Premises in breach or violation of Tenant’s obligations pursuant to Section 9.1 above. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return tile Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Premises, provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

Section 9.3       Business. Landlord acknowledges that it is not the intent of this Section to prohibit Tenant from operating its business as described above. Tenant may operate its business so long as the use or presence of Hazardous Materials is strictly and properly monitored and performed in full compliance with all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Materials on the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver all updated list before any new Hazardous Materials are brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals. In connection with any Hazardous Materials utilized by Tenant on tile Premises, Tenant shall be responsible, at its sole cost and expense, for making any necessity modifications or improvements either to Premises or Tenant’s equipment as required by applicable laws, or any governmental agency, Landlord’s insurance company, Landlord’s lender(s), Landlord’s consultant(s), or prospective purchaser(s). Tenant will, at its sole cost and expense, promptly upon receipt of written notice from Landlord complete such improvements. If such work is not promptly undertaken and completed, Landlord shall have the right, but not the obligation, to complete such work and to charge such amounts to Tenant as additional rent under this Lease.

Section 9.4   Termination of Lease. Notwithstanding the provisions of Section 9.1 above, Landlord shall have the right to terminate the Lease in Landlord’s sole and absolute discretion if (i) any anticipated use of the Premises by Tenant involves the generation of storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority; (ii) Tenant has been required by any lender or governmental authority to undertake removal or remedial action in connection with Hazardous Materials oil the Premises if the presence of Hazardous Materials resulted from Tenant’s action or use of the Premises (unless Tenant is in full compliance with all requirements connected with such removal or remedial action); or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials on the Premises (unless Tenant is in full compliance with the terms of such enforcement order).

Section 9.5       Assignment and Subletting. Notwithstanding the provisions of Section 9.1 above, if (i) any anticipated use of the Premises by any proposed assignee or sublessee involves or reasonably could involve the generation, storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any law, regulation, title or ordinance; (ii) the proposed assignee or sublessee has been required by a prior landlord, lender or governmental authority to undertake removal or remedial action in connection with any Hazardous Materials oil a property if tile presence of the Hazardous Materials resulted from such party’s action or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials, it shall not be unreasonable for Landlord to withhold its consent to art assignment or subletting to such proposed assignee or sublessee. This paragraph shall not preclude other grounds for Landlord’s rejection of a sublease or assignment pursuant to any other provisions of this Lease.

Section 9.6       Landlord’s Right to Perform Tests. At any time prior to the expiration of the Term, Landlord shall (rave tire right to enter upon the Premises in order to conduct appropriate tests of water and soil and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant’s use of the Premises. Tenant shall further be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against all claims, costs and liabilities including actual attorneys’ fees and costs, arising out of or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

Section 9.7       Tenant’s Obligations. Tenant’s obligations under this Article 9 shall survive the termination and/or expiration of the Lease. During any period of time employed by Tenant after the termination or expiration of the Lease to complete the removal from the Premises or the remediation of any such Hazardous Materials, Tenant shall continue to pay the full rent in accordance with this Lease, which rent shall be prorated on a daily basis.

Section 9.8       Definition of “Hazardous Materials”. The term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material including, but not limited to, those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations promulgated thereto: (1) any “hazardous substance” within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §§ 9601 et sec .; (2) any “hazardous waste” within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; (3) any “hazardous waste” or “extremely hazardous waste” within the meaning of the laws of the State of Nevada; (4) any “hazardous chemical substance or mixture” or “imminently hazardous chemical substance or mixture” within the meaning of the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et sec.; (5) any “hazardous air pollutant” within the meaning of the Federal Clean Air Act, 42 U.S.C. §§ 7400 ct sue.; (G) any “toxic pollutant” or “oil or hazardous substance” within the meaning of the Federal Water Pollution Control Act, 33 U.S.C. §§ 1250 et seq.; (7) any “contaminant” within the meaning of the Safe Drinking Water Act, 42 U.S.C. § 300i; (8) any “chemical known to the state to cause cancer or reproductive toxicity”; (9) petroleum or any fraction thereof; (l0) asbestos; or (11) any other substance, chemical waste, toxicant, pollutant or contaminant regulated by any federal, state or local law, statute, rule, regulation or ordinance for the protection of health or the environment.

Section 9.9         Landlord’s Warranty and Indemnification. Landlord represents and warrants to Tenant that, as of the date of this Lease, except as may be otherwise outlined in that certain Phase I - Environmental Site Assessment dated May 20, 2003 by Summit Engineering corporation, a copy of which has been provided to Tenant, Landlord has no actual knowledge of the presence of any Hazardous Materials oil, in or under the Premises, in violation of any Environmental Law. The foregoing representation and warranty is based solely oil Landlord’s actual knowledge and without any independent investigation of the Premises, and no constructive or implied knowledge shall be imputed to Landlord with respect to the foregoing. Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses (including reasonable attorneys fees), and claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against Tenant for, with respect to, as a result of the presence on or under, or the escape, seepage, leakage, spillage, emission, discharge or release from tile premises of any Hazardous Materials occurring (a) prior to the Lease Commencement Date, or (b) after the Lease Commencement Date, but only if actively caused by Landlord. Tenant shall promptly provide notice of any release of any release of any Hazardous Materials and any claims made by Tenant against Landlord hereunder.

ARTICLE X

PARKING AND COMMON USE AREAS AND FACILITIES

Section 10.1     Control of Common Areas by Landlord. “Common Areas” means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the occupants of the Shopping Center, their employees, agents, servants, customers and other invitees, including, without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck service-ways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first aid stations, and parcel pick-up stations. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable titles and regulations with respect to the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities oil all Common Areas and improvements; to police the same; from time to tithe to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges only to tile extent required by governmental or quasi-governmental entities (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by tenants; to close all or any portion of the Common Areas or facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities: to discourage non-customer parking: and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord will operate and maintain the Common Areas in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ ail personnel necessary for the proper operation and maintenance of the Common Areas and facilities.

Section 10.2     License. All Common Areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, or shall such revocation or diminution of such areas be deemed constructive or actual eviction.

Section 10.3     Merchants’ Association. Tenant will become a member of, participate fully in, and remain in good standing in the Merchants’ Association (if now formed or as soon as the same has been formed) limited to tenants occupying premises in the Shopping Center, and abide by the regulations of such Association. Each member tenant shall have one vote in the operation of said Association. The objects of such Association shall be to encourage its members to deal fairly and courteously with their customers, to sell their merchandise or services at fair prices, to follow ethical business practices, to assist the business of the tenants by sales promotions and center-wide advertising, and in particular to help the interests of members of the said Association. The Tenant agrees to pay cities to the Merchants’ Association as approved by a majority vote of the members of the Association. Nothing in the Bylaws or regulations of the said Association shall be in conflict with the provisions of this Lease, including without limiting the generality of the foregoing any reasonable rules and regulations adopted pursuant to the provisions of Section 12.5 hereof, or in any way shall affect the rights of the Landlord.

ARTICLE XI

SIGNS, AWNINGS, CANOPIES. FIXTURES, ALTERATIONS, IMPROVEMENTS

Section 11.1     Signs and Auctions. No auction, fire or bankruptcy sales may he conducted in the Premises, and no signs advertising such sales shall be posted on the Premises without the prior written consent of Landlord.

Section 11.2     Installation by Tenant. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises, nor install or cause to be installed any trade fixtures, exterior signs, exterior machinery, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings, or make any other changes to the Premises without the prior written consent of Landlord. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought and prior to commencing the proposed improvements.

Section 11.3     Improvements. It is understood and agreed by Tenant that any anti all leasehold improvements made to the Premises by Tenant prior to or during the Term, or any extensions thereof, shall be made by a contractor reasonably approved by Landlord. Landlord hereby approves Shaver Construction as Tenant’s contractor for construction of Tenant’s Work as set forth in Exhibit B hereof. In the event Tenant should employ a contractor other than Shaver Construction or Landlord’s contractor, it is expressly understood and agreed that Tenant shall first obtain the Landlord’s written approval of the Tenant’s contractor and the terns of the contract. Landlord may require Tenant or Tenant’s contractor to provide Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work, only if such bond is required by Landlord’s lender. Provided this Lease has not been subject to a Transfer (as defined in Article XV) Landlord’s prior written consent will not be necessary for any minor interior non-structural alteration, addition, or improvement that (i) does not involve the storefront, exterior doors, or windows; (ii) in not visible from outside of the Premises; (iii) is not located outside of the premises; (iv) does not adversely affect the operation of the HVAC, plumbing, fire sprinkler, electric, water, or sewer systems of the Premises, building, or Shopping Center; or (v) does not include any of Tenant’s initial alterations, additions, fixtures, and/or improvements which shall require Landlord’s prior approval as provided in this Lease. Such minor interior non-structural alteration, addition, or improvement shall further be subject to tile following (a) shall cost less than Ten Thousand and No/100 Dollars ($10,000.00), including labor and materials; (b) shall not change the general character of the Premises or reduce the fair market value of the Premises below its fair market value prior to the alteration, addition, or improvement; (c) shall be made with due diligence, in a good and workmanlike manner, and in compliance with all applicable laws and ordinances; (d) shall be promptly and fully paid for by Tenant; and (e) shall if reasonably necessary as determined by Landlord be made under the supervision of an architect or engineer reasonably satisfactory to Landlord and in accordance with plans and specifications and cost estimates approved by Landlord. Landlord may designate a supervising architect to assure compliance with the provisions of this paragraph, anti if it does, Tenant will pay the supervising architect’s charges. Promptly after the completion of any alteration, addition, or improvement, Tenant will give Landlord a copy o f “as built” drawings of the alteration, addition, or improvement. All alterations, additions, fixtures, and improvements, whether temporary or permanent in character, trade in or upon the Premises by Tenant, will immediately become Landlord’s property and, at the end of the Term of this Lease, will remain out the Premises without compensation to Tenant. Prior to commencing any such interior nonstructural alteration, addition, or improvement, Tenant shall provide not less than ten (10) days prior written notice to Landlord describing the contemplated work; and the estimated costs; name, address, telephone number, contractor license, and insurance information of any persons or firms performing such work.

Section 11.4     Non-Removal by Tenant. All alterations, additions and improvements, including signs and sign cases, made by Tenant, or made by the Landlord out the Tenant’s behalf anti for which Tenant has paid Landlord in accordance with this Lease, shall remain the property of the Tenant for the term of the Lease, or any extension or renewal thereof. Such alterations, additions and improvements shall not be removed from the Premises. At the expiration or termination of this Lease Term, or any extensions or renewals thereof, all such alterations, additions and improvements become the property of the Landlord.

Section 11.5  Intentionally Omitted.

Section 11.6     Liens. Tenant shall keep the Premises, any building of which the Premises are a part, and the Shopping Center free from any and all liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by, or at the direction of, Tenant. In the event that Tenant shall not, within twenty (20) clays following the imposition of any lien, cause such lien to be released of record by payment or posting of a proper bond, landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it its connection therewith shall bear interest at the rate of ten percent (10”‘/ei) per annum from the date expended until the date repaid. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least fifteen (15) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

Section 11.7     Signs, Awnings and Canopies. Tenant will not place or stiffer to be placed or maintained on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval and the approval and consent of any governmental body having jurisdiction over signs in the Shopping Center. Tenant further agrees to maintain such signs, awnings, canopy, decorations, lettering or other advertising matter as may be approved, in good condition and repair at all times. Tenant also agrees, at Tenant’s sole cost, to obtain a canopy type sign or signs which shall be in strict conformance with Landlord’s sign criteria as to design, material, color, location, size and letter style. ALL SIGNS MUST BE FABRICATED AND INSTALLED A CONTRACTOR SELEC’1’ED BY LANDLORD. Landlord may further require Tenant to reimburse Landlord for the cost of an under canopy sign and bracket provided by Landlord to Tenant without sign copy. Tenant shall make arrangements at Tenant’s sole expense to have copy applied to such under canopy sign by Landlord’s designated contractor at Tenant’s sole expense. Landlord, at Landlord’s sole and absolute discretion, may designate one (1) or more contractors as the exclusive, provider(s) of sign fabrication and/or installation services. Prior to authorizing Landlord’s contractor to construct any sign, a detailed drawing of the proposed sign shall be prepared by the Landlord’s contractor at the sole expense of the Tenant, and submitted to the Landlord and Tenant for written approval. All signs and sign cases are to be considered fixtures and improvements and become the property of the Landlord upon expiration or termination of this Lease.

ARTICLE XII

CONDITION OF PROPERTY: MAINTENANCE, REPAIRS AND ALTERATIONS

Section 12.1     Existing Conditions. Tenant accepts the Premises in its condition as of the execution of this Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to tile condition of the Premises or tile suitability of tile Premises for Tenant’s intended use.

Section 12.2     Exemption of Landlord front Liability: Waiver. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results front: (a) fire, deans, electricity, water, gas or rain; (b) tile breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of any building of which the Premises is a part, or from other sources or places; (d) any act or omission of any other tenant or occupant of the Shopping Center or of any building of which the Premises is a part; or non-related claims. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for the foregoing damages from any cause arising at any time. The provisions of this Section 12.2 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

Section 12.3              Tenant’s Obligations.

(a) Tenant agrees at all times, at its own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary, die Premises and every part thereof including, without limitation, the following: all meters, pipes, conduits, equipment, components and facilities that supply the Premises exclusively with utilities (except if the appropriate utility company has assumed these duties) or that form an air conditioning system exclusively servicing the Premises, all fixtures and other equipment installed in the Premises; all exterior and interior glass installed in the Premises; the store front(s), all signs (see Section 12.4), locks and closing devices; all window sashes, casements and frames; doors and door frames; floor coverings; and all such items of repair, maintenance, alteration, improvement or reconstruction as may be required at any time or from time to time by any governmental agency !saving jurisdiction thereof Landlord shall also have the right, but not the obligation to paint/stain/varnish or otherwise refinish Tenant’s store front, window sashes, casements, frames, doors and door jams with Landlord having the right, but not the obligation to include all such costs as ail Operating Cost under Section 4.5 hereof. Tenant shall promptly replace any portion of the Premises or system or equipment in tile Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Tern. Tenant shall obtain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system (including leaks around ducts, pipes, vents, or other parts of the air conditioning) by a licensed heating and air conditioning contractor. The cost thereof shall be borne solely by Tenant. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain tile Premises in an attractive, first-class and fully operative condition.

(b) All of Tenant’s obligations to maintain and repair shall be accomplished at Tenant’s sole expense. If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, Landlord may, on ten (10) days’ prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs plus twenty percent (20°/o) for overhead, upon presentation of a bill therefore, as Additional Rent. Such bill shall include interest at ten percent (10%) per annum on the costs incurred by Landlord from the date of completion of repairs by Landlord to the date paid by Tenant.

Section 12.4    Landlord’s Obligations. Subject to the provisions of Section 12.3 (Tenant’s Obligations), Article XIII (Damage or Destruction), Article XIV (Condemnation), and Article X (Parking and Common Use Facilities), Landlord shall repair, maintain, and replace, as necessary, the roof, exterior walls, structural parts of the Premises and all meters, pipes, conduits, equipment, components and facilities that supply the Premises with utilities on a nonexclusive basis (except to the extent the appropriate utility company has assumed these duties); provided, however, that Landlord shall not be required to make repairs necessitated by reason or the negligence of Tenant or anyone claiming under Tenant, by reason of the failure of Tenant to perform or observe any conditions or agreements of this Lease, or by reason of any improvements made by Tenant or anyone claiming under Tenant. Any and all such costs and expenses of Landlord shall lie an Operating Cost under Section 4.5 hereof. ‘tenant waives the benefit of any other present or future law which may give the Tenant the right to repair the Premises at Landlord’s expense, to offset the cost of any repairs performed Tenant against rent, or to terminate the Lease due to the condition of the Premises.

Section 12.5     Rules and Regulations.

(a) The Tenant agrees as follows:

(1) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises in specified trash containers prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking tip refuse and garbage, Tenant shall use same at Tenant’s cost. Tenant shall pay the cost of removal of Tenant’s refuse and rubbish.

(2)           No aerial or antennae shall be erected on the roof or exterior walls of the Premises, or at any location within the Shopping Center, without the prior written consent of the Landlord which shall not be unreasonably withheld provided such aerial or antennae is not visible from the ground. Any aerial or antennae installed without Landlord’s consent shall be subject to removal without notice at any time.

(3)           No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

(4)           The sidewalk areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord, and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage or sales shall be allowed without Landlord’s prior written consent.

(5)           Tenant and Tenant’s employees shall park only the number of cars approved and only in those portions of the parking area designated for that purpose by Landlord.

(6)           The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

(7)           Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

(8)          Tenant shall not burn any trash or garbage of any kind in or about the Premises, or Shopping Center.

(9)           Tenant shall warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant’s business in the Premises.

(10)         Tenant shall not cause or permit any odors to be emitted from the Premises which do or may in Landlord’s judgment affect other tenant’s or patrons of the Shopping Center. Tenant agrees and acknowledges that if Tenant violates the foregoing provision and Landlord receives complaints from other tenants(s) or visitor(s) of the Shopping Center, then Landlord shall have the right to determine what corrective measures are required and all such corrective measures shall be immediately undertaken by Tenant at Tenant’s sole cost and expense after receipt of notice of the required corrective measures from Landlord. If Tenant does not comply, Landlord shall have the right, but not the obligation, to cause such corrective measures to be implemented and charge any and all costs thereof to Tenant as additional rent due under this Lease.

(b)               Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant’s non-compliance with these rules and regulations.

Section 12.6     Condition Upon Termination. Upon the expiration or early termination of this Lease, ‘tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article XIII (Damage or Destruction). All alterations, additions and improvements shall be surrendered to Landlord upon the termination of this Lease, except that Tenant tray remove any of Tenant’s trade fixtures, machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such trade fixtures, machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

Section 12.7              Monitoring, Inspection, and Remediating Mold.

(a) Monitoring of Premises. Tenant, at its sole cost and expense, shall: (i) Regularly monitor the Premises for the presence of mold or for any conditions that reasonably can be expected to give rise to mold (the “Mold Conditions”), including, but not limited to, observed or suspected instances of water damage, mold growth, repeated complaints of respiratory ailment or eye irritation by Tenant’s employees or any other occupants in the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises; and (ii) Promptly notify Landlord in writing if it suspects mold or Mold Conditions at the Premises.

(b) Inspection of Premises. In the event of suspected mold or Mold conditions at the Premises, ‘tenant, at its sole cost and expense, shall promptly cause all inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises, and shall: (i) Notify Landlord, in writing, at least five (5) days prior to the inspection, of the date out which the inspection shall occur, and which portion of the Premises shall be subject to the inspection; (ii) Retain all industrial hygienist certified by the American Board of Industrial Hygienists (“CIH”) or all otherwise qualified mold consultant (generally, “Mold Inspector”) to conduct die inspection; and (iii) Cause such Mold Inspector to: (A) Obtain or maintain errors and omissions insurance coverage with terms and limits customarily maintained by Mold Inspectors, adding Landlord as all additional insured with respect to Landlord’s vicarious liability, and provide to Landlord evidence of such coverage and a copy of the endorsement granting Landlord additional insured status; (B) Perform the inspection in a manner that is strictly confidential and consistent with the duty of care exercised by a Mold Inspector; and (C) Prepare all inspection report, keep the results of the inspection report confidential, and promptly provide a copy to Landlord.

(c) Remediation of Mold. Iii the event the inspection required by Paragraph (b) hereof determines that mold or Mold Conditions are present at the Premises and provided mold or Mold Conditions were not caused by the gross negligence or willful misconduct involving all act or failure to act by Landlord or its agents or contractors, then Tenant, at its sole cost and expense, shall promptly: (A) Hire trained and experienced mold remediation contractors to prepare a remediation plan and to remediate the mold or Mold Conditions at the Premises; (B) Send Landlord notice, in writing, with a copy of the remediation plan, at least five (5) days prior to the mold remediation, stating: (1) The date on which the mold remediation shall start; (2) Which portion of the Premises shall be subject to the remediation; (3) The name, address, and telephone number of the certified mold remediation contractors performing the remediation; (4) The remediation procedures and standards to be used at the Premises; (5) The clearance criteria to be employed at the conclusion of the retuediation; and (6) The date the remediation will conclude; (C) Notify, in accordance with any applicable federal, state or local health or safety requirements, its employees as well as occupants and visitors of the Premises of the nature, location, and schedule for the planned mold remediation; (D) Ensure that the mold remediation is conducted in accordance with the relevant provisions of the document Mold Remediation in Schools and Commercial Buildings (EPA 402-K-O1-001, March 2001) (“EPA Guidelines”), published by the U.S. Environmental Protection Agency, as may be amended or revised from time to time, or any other applicable, legally binding federal, state, or local laws, regulatory standards or guidelines; and (1:) Provide Landlord with a draft of the molts remediation report and give Landlord a reasonable opportunity to review and comment thereon, and when such report is finalized, promptly provide Landlord with a copy of the final remediation report.

(d) Post-Remediation Inspection. Tenant acknowledges and agrees that Landlord and/or Landlord’s agents shall have a reasonable opportunity to inspect the remediated portion of the Premises after the conclusion of the mold remediation. If the results of Landlord’s inspection indicate that the remediation does not comply with the final remediation report or any other applicable federal, state, or local laws, regulatory standards or guidelines, including, without limitations, the EPA Guidelines, then Tenant, at its sole cost and expense, shall immediately take all further actions necessary to ensure such compliance.

ARTICLE XIII
DAMAGE OR DESTRUCTION

Section 13.1     Partial Damage to Leased Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (meaning the cost to repair would not exceed twenty-five percent (25%,) of replacement value) and if the proceeds received by Landlord from the insurance policies described in Article IV (together with the deductible, if any) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage is soon as reasonably possible. Landlord may elect to repair any damage to Tenant’s fixtures, equipment, orimprovements. If the insurance proceeds received by Landlord (together with die deductible, if any) are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Article IV, Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall use reasonable efforts to notify Tenant within sixty (60) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord Tenant’s pro-rata share of any “deductible amount” under Landlord’s insurance policies, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If the damage to the Premises occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds and Landlord may retain all insurance proceeds.

If the Premises are destroyed as described ill this Section, and Landlord elects to repair the damage, Landlord will give Tenant written notice of the estimated time period that Landlord has determined in its reasonable discretion will be needed to repair the destruction. Such notice, provided Landlord elects to repair the damage, will be given on or before the expiration of one-hundred twenty (120) days (the “notice date”) after the occurrence of any destruction as described above. If the Premises are destroyed to an extent Landlord has determined in its reasonable discretion Landlord call not commence repairs within three hundred sixty five (365) days after the notice date, then Tenant may cancel this Lease as or the (late of the damage by written notice given to Landlord within ten (10) days after Landlord’s delivery of a written notice that die commencement of repairs will not occur within such three hundred sixty five (365) day period.

If the Premises are destroyed as described in this Section, and Landlord elects to repair the damage, Landlord will reasonably approve Tenant’s use of a temporary structure on the Premises to be installed and maintained at Tenant’s sole expense from which Tenant can conduct business operations until such time that the damage is repaired.

Section 13.2     Total or Substantial Destruction. If the Premises is totally or substantially destroyed (meaning the cost to repair would exceed twenty-five percent (25”/0) of replacement value) by any cause whatsoever, or if the Premises is ill a building which is substantially destroyed (even though the Premises is not totally or substantially destroyed), this Lease shall, at the election of the Landlord, terminate as or the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Premises at Landlord’s owls expense (with all insurance proceeds being made available to the Landlord to apply against such costs), in which case, this Lease shall remain ill full force and effect. Landlord shall use reasonable efforts to notify Tenant of such election within sixty (60) days after the occurrence of total or substantial destruction. If the destruction was caused by all act or omission of Tenant, Tenant shall pay Landlord Vie difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

If the Premises are destroyed as described in this Section, and Landlord elects to repair the damage, Landlord will give ‘tenant written notice of the estimated time period that Landlord has determined in its reasonable discretion will be needed to repair the destruction. Such notice, provided Landlord elects to repair the damage, will be given oil or before the expiration one-hundred twenty (120) days (the “notice date’“) after the occurrence of any destruction as described above. If the Premises are destroyed to ail extent Landlord has determined in its reasonable discretion Landlord call not commence repairs within three hundred sixty five (365) days after the notice date, then Tenant may cancel this Lease as of the date or lute damage by written notice given to Landlord within tell (10) days after Landlord’s delivery of a written notice that the commencement of repairs will not occur within such three hundred sixty five (365) day period.

If the Premises are destroyed as described in this Section, and Landlord elects to repair the damage, Landlord will reasonably approve Tenant’s use or a temporary structure oil the Premises to be installed and maintained at Tenant’s sole expense from which Tenant call conduct business operations until such time that the damage is repaired.

Section 13.3     Intentionally Omitted.

Section 13.4     Landlord’s Obligations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement orally paneling, decorations, partitions, railings, floor coverings, office fixtures or any other non-building shell reliant improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant which are not part of the original improvements installed or paid for by Landlord. Tenant shall be required to restore or replace same in the event of damage except for damage caused solely by tile Landlord’s negligence or willful misconduct. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

Section 13.5     Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article XIII, any rent payable during the period of such damage, repair and/or restoration shall be reduced by the amount payable under any rental income insurance paid to Landlord. Except for such possible reduction in payments required from the Tenant, Tenant shall not be entitled to ally compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the leased Premises.

Section 13.6     Waiver. Since Landlord and Tenant have agreed that the provisions of this Article XIII shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises, Tenant waives the provisions of any law, statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of damage or destruction or the Premises.

ARTICLE YIV

CONDEMNATION

Section 14.1     Total Condemnation. If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid tip to that date and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.

Section 14.2     Total Condemnation of Parking-Area. If the whole of the common parking areas in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding unless Landlord shall take reasonable steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the Premises, and such substantially equal parking facilities shall be provided by Landlord at its own expense within ninety (90) days from the (late of acquisition. In the event that Landlord shall provide such other substantially equal parking facilities, then this Lease shall continue in full force and effect. In any event, Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.

Section 14.3     Partial Condemnation. If any pmt of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the Premises not reasonably suitable for the business of the Tenant, then tile Term of this Lease shall cease and terminate as of tire date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of the Tenant, their Landlord shall within a reasonable tine restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect.

Section 14.4     Partial Condemnation of Parking Area. If any part of the parking area in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and if, as the result of such partial taking the ratio of square feet of parking area and common use areas and facilities as described in Section 10.1 hereof to square feet of the sales area of the entire Shopping Center buildings is reduced to a ratio below two to one, then the Term of this Lease shall cease and terminate from the date of title vesting in such proceeding, unless the Landlord shall take reasonable steps toward increasing said ratio to a ratio equal to or in excess of two to one, in which event this Lease shall be unaffected and remain in full force and effect as between the parties. In any event, Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.

Section 14.5     Condemnation of Less Than A Fee. In the event of a condemnation of a leasehold interest in all or a portion of the Premises without lie condemnation of the fee simple title also, thus Lease shall not terminate and such condemnation shall not excuse Tenant from full performance of all of its covenants hereunder, but Tenant in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and Landlord’s right to recover compensation or damages shall be limited to compensation for and damages, if any, to its reversionary interest, it being understood, however, that during such time as Tenant shall be out of possession of the Premises by reason of such condemnation, the Lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event the condemning authority shall fail to keep the Premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Tenant shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Tenant shall be out of possession of the Premises by reason of such leasehold condemnation, Tenant shall pay to Landlord, in lieu of the Minimum Rents, and in addition to any other payments required of Tenant hereunder, an annual rent equal to the average annual Minimum Rents paid by Tenant far the period from the commencement of the Tenant until the condemning authority shall take possession, or during the preceding three (3) full calendar years, whichever period is shorter. At any time after such condemnation or proceedings are commenced, Landlord shall have the right, at its option, to require Tenant to assign to Landlord all compensation and damages payable by the condemnor to Tenant, to be held without liability for interest thereon as security for the full performance of Tenant’s covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents and all other sums from time to time payable by Tenant pursuant to the terms of this Lease as such sums fall due, and the remainder, if any, to be payable to Tenant at the end of the Term hereof or on restoration of possession to Tenant, whichever shall first occur, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligations under this Lease with respect to such rents and other sums except as the same shall be actually received by Landlord.

Section 14.6     Distribution of Condemnation Award. Any condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property and the Tenant hereby assigns any other rights which the Tenant may have now or in the future to any other award to the Landlord; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, tire taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense. Tenant shall have the right to pursue its claim against the condemning authority for trade fixtures, improvements, good will, and moving expenses in connection with any eminent domain proceeding provided that any such claim does not diminish Landlord’s award for the taking of Landlord’s land improvements, loss of rental income, or compensation for reduction in the value of the leasehold.

ARTICLE XV

ASSIGNMENT AND SUBLETTING

Section 15.1     Landlord’s Consent Required. Tenant shall not either voluntarily or by operation of law, assign, mortgage, pledge, hypothecate or encumber this Lease or the leasehold interest created hereby or any interest herein, or sublet the Premises or any portion thereof; or license the use of all or any portion of the Premises or permit any other person to occupy or use the Premises or any portion thereof (hereinafter collectively “Transfer”), without the prior written consent of Landlord, which consent is subject to the following conditions: (i) the proposed transferee’s use of the Premises must be consistent with Articles VII and IX hereof; (if) fit Landlord’s reasonable business judgment, the proposed transferee must have sufficient business reputation and experience to operate a successful business of the type and quality permitted tinder this Lease; (iii) intentionally omitted; (iv) the proposed Transfer must not breach arty covenant of Landlord respecting radius, business location, rise or exclusivity in any other lease, financing agreement or any other agreement relating to the Shopping Center or, in Landlord’s reasonable business judgment, create a tenant ntix concern; (v) the net worth of the proposed transferee must not be less than ten million and no/100 dollars ($10,000,000.00); (vi) twenty-five percent (25°/0) of any profit received by the Tenant from the proposed Transfer, whether during or after the Term of this Lease, shall be paid to Landlord when received; and (vii) the proposed transferee must not be an existing tenant fit the Shopping Center.

Section 15.2     Transfers of Interests in Tenant Requiring Landlord’s Consent. If Tenant or its general partner or manager hereunder is a corporation which, under laws of Nevada, is not deemed a public corporation, or is art unincorporated association or partnership, or a limited liability company, then the transfer, assignment, or hypothecation of any stock or interest in such corporation, association or partnership, or limited liability company or its general partner or manager in the aggregate fit excess of fifty-one percent (51”%) shall be deemed a Transfer under the meaning of this Article XV. Tenant may assign all or part of this Lease, or sublease all or a part of the Premises, to: (a) any corporation that has the power to direct Tenant’s management and operation, or any corporation whose management anti operation is controlled by Tenant; or, (b) any corporation a majority of whose voting stock is owned by Tenant; or (c) any corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation; or (d) any corporation acquiring this Lease and a substantial portion of Tenant’s assets; or (e) any corporate successor to a successor corporation becoming such by either of the methods described fit (c) or (d), so long as oil the completion of such merger, consolidation, acquisition, or assumption, the successor has a net worth no less than Tenant’s net worth immediately prior to such merger, consolidation, acquisition, or assumption. Such assignment or sublease shall be deemed a Transfer under the meaning of this Article XV, and shall in no event release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease.

Section 15.3     Grant of Concessions: Conditions to Grant. The provision against subletting elsewhere contained in this Lease shall not prohibit Tenant from granting concessions for the operation of one or more departments of tile business which Tenant is permitted under Section 1.8, if any, to conduct in or upon the Premises; provided, however, that (a) each such concession may be granted only upon receipt by Tenant of the written consent of [lie Landlord and shall be subject to all the terms and provisions of this Lease; (b) all of the provisions hereof applying to the business of Tenant shall apply to each such concession; and (c) at least seventy-five percent (75°/0) of the sales flour area of the Premises shall at all times be devoted to the business of and be operated by Tenant.

Section 15.4     Transfer Without Consent. Any Transfer without Landlord’s prior written consent shall, at the option of the Landlord, constitute a non-curable breach of this Lease. In the absence of art express agreement in writing to the contrary, no Transfer shall act as a release of Tenant from any of the obligations and agreements on its part to be kept and performed hereunder. Tenant hereby fully waives and relinquishes any rights it may have under applicable law, statute, code or judicial decision, otherwise permitting Tenant to seek damages against Landlord and/or to attempt to terminate this Lease in connection with all allegation that Landlord has unreasonably withheld consent to a Transfer. Tenant agrees and acknowledges that Tenant’s sole right and remedy against Landlord in such instance shall be to seek and to have the Transfer approved as consistent with the terms anti provisions of this Lease or based upon a determination that Landlord has unreasonably withheld its consent to the proposed Transfer.

Section 15.5     No Release of Tenant. No transfer permitted by this Article XV, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant tinder this Lease. Landlord’s acceptance of rent from any other person shall not constitute a waiver of any provision of this Article XV. Consent to one transfer shall not be construed as a consent to any subsequent transfer. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee without notifying Tenant or obtaining its consent, and no such action or transfer shall relieve Tenant from liability tinder this Lease.

Section 15.6     Landlord’s Election. Tenant’s request for consent to any transfer described in Section 15.1 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the terns of and rent and security deposit payable under any assignment or sublease), and any other information requested by Landlord.

Landlord shall have the right (a) to withhold consent based upon the standards set forth in Section 15.1; (b) to grant consent; or (c) if the transfer is a sublease of the Premises or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant.

Section 15.7     No Merger. No merger shall result from Tenant’s sublease of the Premises under this Article XV, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest o fTenant as sub-landlord thereunder.

Section 15.8     Assignment Fees and Procedures. In the event Landlord shall be requested to consent to a sublease, assignment, pledge, encumbrance, or any other transfer of all or any portion of Tenant’s rights hereunder, as specified in Section 15.1 hereof, Tenant shall pay Landlord’s reasonable fee not to exceed Five Hundred Dollars ($500.00) to reimburse Landlord for costs and expenses, excluding attorneys’ fees, incurred in connection with reviewing Tenant’s request for consent which shall also be reimbursed by Tenant pursuant to Section 18.2 herein. Tenant’s check for the assignment fee shall be delivered to Landlord concurrent with Tenant’s request for consent.

ARTICLE XVI

DEFAULTS: REMEDIES

Section 16.1     Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon full performance of all such conditions. Time is of the essence in the performance of all covenants and conditions.

Section 16.2              Defaults. Tenant shall he in material default under this Lease:

(a) If Tenant abandons or vacates the Premises;

(b) If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due;

(c) If Tenant fails to perform any of Tenant’s nonmonetary obligations under this Lease fern period of twenty (20) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the twenty (20)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law oil Landlord prior to the commencement of an unlawful detainer action and is not in addition to any such requirement;

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) clays; (iii) if a trustee or receiver is appointed to like possession of substantially all of Tenant’s assets located at the Premises or of Tenant s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder,

Section 16.3     Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30)-day period and thereafter diligently prosecutes the same to completion. Under no circumstances shall Tenant have the right to terminate this Lease as a result of Landlord’s default hereunder.

Section 16.4     Remedies. Oil the occurrence of any default by Tenant hereunder, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)Terminate Tenant’s right to possession of the Premises by any lawful means, iii which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter the Premises and remove all persons and property and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of all Minimum Monthly Rent, Additional Rent and outer charges which were earned or were payable at tile time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Minimum Monthly Rent, Additional Rent and other charges which would have been carved or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Minimum Monthly Rent, Additional Rent and other charges which would have been payable for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom whether provided by this Lease or allowed by applicable law, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees, and any real estate commissions or other such fees paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15’%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 16.4(a), or (ii) proceeding under Section 16.4(b);

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. ]it such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies nuclei- this Lease, including the right to recover the rent as it becomes due hereunder. Tenant acknowledges that Landlord may continue the Lease in effect after Tenant’s breach anti abandonment and recover rent as it becomes due;

(c) Pursue any other remedy now or hereafter available to Landlord under the taws or judicial decisions of the state in which the Premises is located.

Section 16.5    The Right to Relet the Premises. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may be from time to time extending beyond the ‘term of this Lease) anti at such rent or rents and upon such other terms anti conditions as Landlord in its sole discretion may deem advisable; upon each such reletting, all rent received by the Landlord from such reletting shall be applied, first, to the repayment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees anti of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord anti applied in payment of future rent as the same may become due and payable hereunder. If such rentals received front such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

Section 16.6    Waiver of Rights of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

Section 16.7    Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 16.8    Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult anti costly to ascertain. Such costs include, but are not limited to, processing, administrative and accounting charges, and late charges which may be imposed out Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10”%) of such overdue amount. The parties hereby agree that such late charge represents a fair anti reasonable estimate of the costs Landlord will incur as a consequence of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights anti remedies granted hereunder.

ARTICLE WIT

PROTECTION OF CREDITORS

Section 17.1    Subordination. This Lease is anti shall be subordinate to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made out the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust or mortgage or the date of recording thereof.

Section 17.2     Attornment. If Landlord’s interest in tire Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as its landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 17.3     Signing of Documents. ‘tenant shall execute, have notarized at Tenant’s expense and deliver ally instrument or documents necessary or appropriate to effectuate or evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within tell (10) days alter written request (i) Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document and (ii) such failure shall constitute a default under this Lease entitling Landlord to terminate this Lease.

Section 17.4     Estoppel Certificates.

(a)Upon Landlord’s written request, Tenant shall execute, have notarized at Tenant’s expense and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating flow they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last slate of payment of tile Minimum Monthly Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease, or if Landlord is claimed to be in default, stating why; and (v) such other statements as required by Landlord, or any tender or prospective tender, investor or purchaser. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as trite and collect.

(b)If Tenant does not deliver such statement to Landlord within such tell (10)-day period, (i) Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party, and (ii) such failure shall constitute a default under this Lease entitling Landlord to terminate this I-ease. Further, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one months Minimum Monthly Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. Ill such event, Tenant shall be estopped front denying the truth of such facts.

Section 17.5     Tenant’s Financial Condition. Within ten (10) days after written request front Landlord, provided Landlord is undertaking financing or a sale of assets that include the Premises, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant provided all such financial statements shall remain confidential and shall be used only for the purposes set forth herein. Alternatively, Tenant may deliver such financial statements directly to any lender or proposed purchaser of the premises designated by Landlord any financial statements required by such lender to facilitate the sale, financing or refinancing of the Premises provided all such financial statements shall remain confidential and shall be used only for the purposes set forth herein. Tenant represents and warrants to Landlord that (a) each such financial statement is a ti Lie and accurate statement as of tile date of such statement; and (b) at all times after the date of any such statement during the Lease Term or any extension thereof, Tenant’s net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

Section 17.6 Mortgagee Protection Clause. Tenant agrees to give any rnortgagees and/or trust deed holders, by registered mail, a copy orally notice of default, served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees and/or nest deed holders, Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust decd holders shall have all additional thirty days (30) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty days (30) any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE XVIII

LEGAL COSTS

Section 18.1     Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for [lie negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce tile provisions of this Lease is commenced, the prevailing party shall be entitled to recover reasonable attorneys fees as part of its judgment. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to ally claim or action (a) instituted by Tenant, or by any third patty against Tenant, or by or against any person holding any interest trader or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

Section 18.2     Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article XV (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

Section 19.1     Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on (lie basis race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

Section 19.2     Landlord’s Liability: Certain Duties. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or the leasehold estate tinder a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed oil or after the date of transfer. However, each Landlord shall deliver to its transferee all fluids previously paid by-l-errant if such funds have not yet been applied under the terms of this Lease.

Section 19.3     Severabilitv. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force anti effect.

Section 19.4     Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

Section 19.5     Other Tenancies. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine. Tenant does trot rely oil the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the term of this Lease either (i) enter into a (case for any space in the Shopping Center, or (ii) continue to lease any space in the Shopping Center tinder arty lease which is in effect as of the slate of this Lease, or that any tenant tinder any lease in effect as of the date of this Lease will not assign or transfer its interest tinder its lease or change the use of the premises under such lease. By executing this Lease, Tenant acknowledges that Landlord has not made any representations, warranties or statements as to any of the foregoing and agrees that the occurrence of any of the foregoing or any similar event shall not affect Tenant’s obligations tinder this Lease.

Section 19.6 Entire Agreement. This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, terms, provisions, warranties (if any), obligations, limitations, promises, representations, agreements, conditions and understandings, either oral or written, between Landlord and Tenant concerning tile Premises and there are no covenants, terms, provisions, warranties (if any), obligations, limitations, promises, representations, agreements, conditions or understandings, either oral, or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance . Tenant acknowledges and agrees that no prior information provided or statements made by Landlord or its agent(s), including without limitation, estimated gross sales, estimated Operating Cost expenses or calculations, and any other financial matters, and matters related to: (a) any of the premises in the Shopping Center; (b) the Shopping Center itself; or (c) the number and kinds of tenants in the Shopping Center, have in any way induced Tenant to enter into this Lease.

Section 19.7     Notices . Every notice, request, demand, consent, approval, or other communication required or permitted tinder this Lease must be written and must identify by name and number the section of tile Lease to which it relates. Every notice will be given only (a) by personal delivery; or (b) by personal service pursuant to the Federal Rules of Civil Procedure, in which event it will be deemed received upon service; or (c) by deposit in any depository regularly maintained by the United States Postal Service, postage pre-paid, certified mail, return receipt requested, addressed in accordance with this Section, in which event it will be deemed received on the third day after deposit; or (d) by nationally recognized courier service that regularly provides written evidence of the date of delivery, in which event it will be deemed received on the day of delivery; or (c) by telecopy, in which event it will be deemed received upon the sender’s receipt of evidence of complete and successful transmission of the entire notice during normal business hours.

Landlord:                                                                                             McQueen Crossings, LLC
221 Fifteenth Street
Del Mar, CA 92014
Telecopy No. (858) 724-8870

Tenant:                                                                                                       Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that duplicate notices (or original notices required by law to be served to the Premises) upon Tenant’s taking possession of the premises may be served to the Premises. (See Section 1.3)

Notices may be given by an agent out behalf of Landlord. Landlord may change its or add additional, or telecopier numbers for purposes of this Section by giving ten (10) days’ prior notice according to this Section. If a notice is given by more than one method, it will be deemed received upon the earlier of the dates of receipt pursuant to this Section. If a notice is given to more than one recipient, it will be deemed received only upon the date of receipt by Landlord or Tenant, as the case may be, and not any other recipient.

Section 19.8     Waivers. All waivers must be in writing and signed by the waiving patty. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord front enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding oil Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement .

Section 19.9     No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a “Short Form” memorandum of this Lease be executed by both parties and recorded.

Section 19.10   Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease 1rorn Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state ill which the Premises is located shall govern this Lease. Should either party institute legal action to enforce any obligation contained herein, it is agreed that the proper venue of such suit or action shall be the county and judicial district in which the Shopping Center is located.

Section 19.11   Corporate Authority: Partnership Authority. If Tenant is a corporation or limited liability company, each person signing this Lease on behalf of tenant represents and warrants that lie has full authority to do so and that this Lease bind the corporation or limited liability company. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors or Members, as applicable, authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. if Tenant is a partnership, each person signing this ].ease for Tenant represents and warrants that lie is a general partner of the partnership, that lie has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within five (5) clays after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 19.12   No Partnership. Landlord shall not by virtue of this Lease, in any way or for any purpose, be deemed to have become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a merger of a joint enterprise with Tenant, nor is Tenant ail agent of Landlord for any reason whatsoever.

Section 19.13   Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 19.14 Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, bioterrorism, terrorism, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 19.15   Construction of Lease and Terms. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its Own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of tile same. Landlord’s submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or all option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that regardless or which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as all offer from Tenant to (case the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant anti Landlord may then be evidenced only by Landlord’s execution of this Lease.

Section 19.16   Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than oil account of the earliest stipulated rent, or shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in (his Lease.

Section 19.17   Provisions are Covenants and Conditions. All provisions, whether covenants or conditions, on the part of the Landlord, or oil the part of Tenant, shall be deemed to be both covenants and conditions.

Section 19.18   Intentionally Ornitted.

Section 19.19 Remodel. Landlord may in the future remodel or refurbish portions of the Shopping Center. Such remodeling and/or refurbishing may include Tenant’s Premises subject to Tenant’s reasonable consent which shall not be unreasonably conditioned, delayed, or withheld. The remodeling and/or refurbishing will be done in accordance with the proper architect’s design specifications which will be reviewed anti approved by Landlord and copies of such drawings will be matte available to Tenant. Tenant agrees to reasonably accept such reasonable specifications. Tenant further agrees that Tenant will not, through any act or omission on the part of Tenant, in any way unreasonably hinder, impede, or frustrate the efforts of the Landlord in completing such remodeling or refurbishing in a timely fashion. As part of architect’s design specifications, a new exterior Tenant sign criteria (nay be developed. Upon development of said new sign criteria Tenant, at Tenant’s expense, upon written notice from Landlord, shall remove all existing signs and replace such exterior signs with a new sign in accordance with the new sign criteria. Such resigning by Tenant shall be completed within sixty (60) days after receipt of new sign criteria from Landlord.

Section 19.20   Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord oil any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of tile Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

Section 19.21   Limitation of Actions. Any claim, demand, right or defense of any kind by Tenant which is based upon or arises in connection with this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences oil action thereon, or interposes in a legal proceedings a defense by reason thereof, within one (1) year after the date of discovery of the inaction or omission or the (late of the occurrence of the event or of the action to which the claim, demand, right or defense relates, whichever applies.

Section 19.22   Real Estate Brokers. Except as herein specifically set forth, Landlord and Tenant represent and warrant that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, and agree to indemnify the other against and hold it harmless from all liability arising from any such claim including, without limitation, the cost of attorneys’ fees in connection therewith. Landlord is represented by Kelly Bland of Colliers International and Landlord shall pay leasing commissions to such broker pursuant to a mutually agreeable written agreement between the respective parties.

Section 19.23   Exculpation. ‘file obligations of Landlord under this Lease do not constitute personal obligations of Landlord, or its partners, members, managers, directors, officers or shareholders and Tenant shall look solely to the Shopping Center (as defined in Section 1.4) and to no other assets of Landlord for satisfaction of any liability with respect to this Lease and will not seek recourse against the partners, members, managers, directors, officers or shareholders of Landlord herein, nor against any of their personal assets for such satisfaction. In addition (i) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership), (ii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership), (iii) no partner of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken against any partner of Landlord, (iv) no writ of execution will ever be levied against the assets of any partner of Landlord and (v) these covenants and agreements are enforceable both by Landlord anti also by any partner of Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease at the place and oil the dates specified adjacent to their signatures below and have initiated all Riders which are attached to or incorporated by reference in this Lease.

Dated:	10/9/03	LANDLORD:

MCQUEEN CROSSINGS, LLC,
a Nevada Limited Liability Company

By: PERRY FAMILY VENTURES, L.P., a California
limited partnership, Managing Member

By: Perry Family Trust, dated March 24, 2000, General Partner

		By:	Michael R. Perry, Co-Trustee

		By:	ROBERT W. CARSON, Member

Dated:	8 Oct, 2003		TENANT:

NEVADA SECURITY BANK,
A Nevada Corporation

			By:	David A. Funk, Pres.

RIDERS

Riders One, Two, Three, Four, and Five to that certain Lease, dated October 7. 2003 by and between McQueen Crossings, LLC, a Nevada limited liability company (“Landlord”) and Nevada Security Bank, a Nevada corporation (“Tenant”).

The following Riders are hereby incorporated into the Lease Agreement:

RIDER ONE - FEES AND PERMITS

All building and utility fees including but not limited to building permit expenses, sewer connection fees, water fees, water rights, traffic impact fees, and any other fees and assessments charged by Washoe County, the City of Reno, Truckee Meadows Water Authority (TMWA), or any other governmental or quasi-governmental authority, associated or related to Tenant’s business or the construction of the Building and site improvements constructed by ‘reliant or by Landlord for the benefit of Tenant shall be paid for by Tenant at Tenant’s sole expense.

At Landlord’s sole election, Tenant shall pay Landlord or Landlord shall deduct the proportionate cost thereof from the Improvement Allowance set forth in Rider Four below for the cost of water fees, water rights, or traffic impact fees, and the proportionate cost thereof shall be equal to the proportionate rate Landlord paid (without any mark-up or profit to Landlord) for such water fees, water rights, or traffic impact fees.

RIDER TWO - MINIMUM MONTHLY RENT SCHEDULE

Minimum Annual Rent	Minimum Monthl Rent	Lease Years
$135,000.00	$11,250.00	1-5
$147,000.00	$12,250.00	6-10
$169,050.00	$14,087.50	11-15
$184,920.00	$15,410.00	16-20

RIDER THREE - OPTION TO EXTEND TERM

Tenant is given the option to extend the Term of this Lease for two (2) ten (10) year periods (individually an “extended tern”) following expiration of the initial Term, by giving written Notice of exercise of the option (“option notice”) to the Landlord at least six (6) months but not more than one (1) year before the expiration of the then current Term. The same terms and conditions as applied during the initial Term of this Lease shall apply to the extended terms except that (i) the Minimum Monthly Rent shall be adjusted as specified below at the commencement of each extended term and (ii) there shall be no further right or option to extend. Provided, however, that if Tenant is in default out the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default on the date tile extended term is to commence, the extended term shall not commence and [his Lease shall expire at the end of the then current term. Tenant’s Lease Options are personal to Tenant and shall automatically terminate upon ally “Transfer” of this Lease requiring Landlord’s Consent, as defined in Section 15.1, or if the rise of the Premises is changed from that set forth in Section I.B.

(a) Rent to he Determined.

Provided Tenant has exercised the subject option to extend term in the manner set forth above, Landlord shall determine the Fair Market Minimum Monthly Rent for the first year of such extended term as set forth below. If Tenant accepts Landlord’s offer in writing within the time frame set forth below, the parties shall immediately execute an amendment to the Lease or enter into a new lease stating the Minimum Monthly Rent for the first year of tile subject extended terns, and shall specify annual increases at the commencement of the second year of the subject extended term and annually thereafter through the expiration of the subject option Term which shall in no event be less than three percent (3°/,) above the Minimum Monthly Rent then in effect (as increased pursuant to the last adjustment).

Landlord shall determine the Fair Market Minimum Monthly Rent for the highest and best use of the Premises by using its good faith judgment. Landlord shall provide written notice of such amount within fifteen (15) days (but in no event later than twenty (20) clays) after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Fair Market Minimuim Monthly Rent. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Minimum Monthly Rent. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Minimum Monthly Rent and such determination shall be submitted to arbitration as provided below. Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its disapproval of the Fair Market Minimum Monthly Rent determined by Landlord.

In the event that Landlord fails to timely generate (lie initial written notice of Landlord’s opinion of the Fair Market Minimum Monthly Rent which triggers the negotiation period of this provision, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) clays (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Minimum Monthly Rent. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Fair Market Minimum Monthly Rent and such determination shall be submitted to arbitration as provided below.

Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord anti Tenant do not mutually agree upon the Fair Market Minimum Monthly Rent for the highest and best use of the Premises within five (5) business days of the exchange and opening of envelopes, then, within ten (l0) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraising or leasing of commercial retail properties in the vicinity of the Shopping Center. Neither Landlord nor Tenant shall consult with such broker or real estate appraiser as to his or her opinion as to Fair Market Minimum Monthly Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Minimum Monthly Rent for the Premises is the closest to the actual Fair Market Minimum Monthly Rent for the Premises as determined by the arbitrator, taking into account the highest and best use of the Premises and the requirements of this provision. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator, with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such patty deems relevant to the determination of the Fair Market Minimum Monthly Rent (“FMRR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Minimum Monthly Rent, without any modification thereto by the arbitrator, anti shall notify Landlord and ‘tenant of such determination. ‘File decision of the arbitrator shall be binding upon Landlord and Tenant except as provided below. If Landlord and Tenant fail to agree upon anti appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court of the county in which the property is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties. The cost of arbitration shall be paid by Landlord and Tenant equally.

In the event that Tenant objects to the Fair Market Minimum Monthly Rent as determined by the arbitration provision specified above, Tenant may elect to rescind its exercise of its Option by written notice sent to Landlord within five (5) days following the establishment of the Fair Market Minimum Monthly Rent as determined by such arbitration. In the event Tenant elects to rescind its exercise of its Option, Tenant shall reimburse Landlord for its actual attorneys’ fees and costs associated with such arbitration.

Notwithstanding anything to the contrary above, in no event shall the Fair Market Minimum Monthly Rent for arty extended term be less than the Minimum Monthly Rent payable by Tenant for the month immediately preceding any such extended term. Tenant shall have no option or other right to extend the Term beyond the two (2) extended terms described above.

RIDER FOUR - IMPROVEMENT ALLOWANCE

Landlord shall provide Tenant with an Improvement Allowance in the amount of five hundred fifty thousand and 00/100 Dollars ($550.000.00) toward the cost of constructing Tenant’s Work. Such allowance shall be paid by Landlord in not more than four (4) installments including ten percent (10%) retainage directly to Tenant’s general contractor. Such payments are subject to the following terms anti conditions:

a)               Submittal of Application and Certification for Payment (AIA Document 6702) and Schedule of Values with Percentage of Completion (AIA Document 6703) to Landlord;

b)              Submittal of conditional lien releases for subject payment request and unconditional lien releases for amounts funded for prior payment requests to Landlord;

c)              Approval of completed work by Landlord’s Lender and funding of draw request by Landlord’s Lender;

d)             Approval of completed work by Landlords’ Construction Manager or Architect; and

e)                Approval of completed work by Tenant.

RIDER FIVE-TENANT’S COMMUNICATION EQUIPMENT

Tenant may install, operate, and maintain not more than one (1) “satellite dish,” hereinafter (“Communication Equipment”), for the purpose of receiving and sending radio, television, computer, telephone, or other communication signals, at a location on the roof of the Building, after first obtaining the written approval of Landlord for the type of equipment, location, and methods of attachment, if space on the roof of the Building is available.

2

SUCH COMMUNICATION EQUIPMENT SHALL AT ALL TAMES BE PLACED BEHIND A PARPET WALL. OR SHALL BE OTHERWISE SCREENED IN A MANNER ACCEPTABLE TO LANDLORD, AND SHALL IN NO EVENT BE VISIBLE FROM THE GROUND.

Tenant’s right to install, operate, and maintain the Communication Equipment is subject to all recorded matters on the Shopping Center, governmental laws, rules and regulations, about which Landlord makes no representations. All costs of installation, operation, anti maintenance (including, without limitation, cost of any satellite alignment work necessary as a result of Landlord or Landlord’s contractor’s movement of the Communication Equipment to facilitate repair of replacement of the roof or any other building component or system) of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits) will be borne by Tenant. Landlord retains the right to install all Communication Equipment and to use tile roof of tile Building for any purpose, provided that Landlord does not unduly interfere with Tenant’s use of the Communication Equipment. Tenant will use the Communication Equipment so as not to cause any interference to other tenants ht the Building or Shopping Center or with any communication equipment owned by Landlord or a third party, and not to damage or interfere with the normal operation of the Building or Shopping Center or occupants thereof. Landlord will not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use by others of similar equipment on the roof of the Building), ant] Tenant agrees that Landlord will not be liable to Tenant for any such interference or disturbance. If Landlord or any third party installs any similar communication equipment on the roof of the building, Landlord or such third party will use reasonable efforts to use its equipment so as not to cause any material interference with Tenant’s Communication Equipment.

Tenant will (1) be solely responsible for any damage caused as a result of the Communication Equipment; (2) promptly pay any tax, license, or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance, or use of the Communication Equipment, and comply with all precautions anti safeguards recommended by all governmental authorities, or Landlord; (3) pay for all necessary repairs to, replacements to, or maintenance of the Communication Equipment; (4) reimburse Landlord for the cost of construction of any curbs or platforms for Communication Equipment required for compliance with Landlord’s roof warranty or installed at the recommendation of Landlord’s architect; and (4) reimburse Landlord for the cost of any repairs or replacements to the Building (including, without limitation, the roof membrane) necessary due to the installation methods, existence, or maintenance of the Communications Equipment.

At Tenant’s sole expense, Landlord will remove the Communication Equipment and related equipment upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and will repair the building upon removal to the extent required by the removal or existence of the Communication Equipment within thirty (30) days after the expiration or earlier termination of this Lease. The provisions of this section will survive the expiration or earlier termination of this Lease.

3

[EXHIBIT A – MAP]

[EXHIBIT A –1 MAP]

EXHIBIT B

CONSTRUCTION OF THE PREMISES

McQueen Crossings

Reno, Nevada

NEVADA SECURITY BANK

PAD F

I.                              Plans.

As soon as plans are available to Landlord, Landlord shall deliver a site plan of Pad F to Tenant or Tenant’s Architect Don Mackey. Within forty-rive (45) days from delivery of such site plan, Tenant, al its expense, shall submit to Landlord for its approval two (2) sets of fully dimensioned scale drawings, plans and specifications prepared by a licensed architect and applicable engineers. The drawings shall indicate the specific requirements of Tenant’s Work, clearly outlining the building and other portions of the Premises in such detail as Landlord may require, including types of materials and colors, interior partitions, reflected ceiling plans, roof plan showing locations of proposed equipment and penetrations, if applicable, and plumbing, fire sprinkler, mechanical and electrical plans prepared by a licensed electrical engineer setting forth all electric requirements of Tenant, all in conformity with the description of Landlord’s Work and of Tenant’s Work herein and in strict compliance with applicable codes. Landlord shall have thirty (30) days from receipt of these drawings to approve or disapprove them. If Landlord disapproves such plans, Tenant shall, within ten (10) days of receipt of Landlord’s notice of disapproval, revise and resubmit such plants to Landlord, correcting or altering such disapproved items.

II.                            Landlord’s Work.

•                  Landlord agrees to deliver possession of the Premises as designed by Landlord’s architect in the configuration shown on the Exhibit A-1 with the following work completed:

•     Graded dirt.

•                  Gas, Electric, Telephone, Water, Fire Service (if required), and Sewer service stubbed not less than five feet inside the area of Tenant’s Work

Ill.                            Tenant’s Shell Building and Site Work.

•                   Tenant shall complete all building construction and site work, including the curb and gutter inside the area designated as Tenants Work on Exhibit A-1 hereof.

•                  Such work shall be designed by Tenant’s architect Don MacKay and shall be engineered by firms reasonably approved by Landlord.

•                    All Tenant plans are subject to the approval of Landlord and Landlord’s architect and shall incorporate architectural design and details to the sole satisfaction of Landlord.

A.                           GENERAL REQUIREMENTS.

1.                                       Tenant shall submit to Landlord, by certified or registered mail, at least five (5) days prior to commencement of construction, the following information:

a.                                       The names, addresses and license class and number of all subcontractors Tenant intends to engage in the construction of the Premises.

b.                                      The date on which Tenant’s construction work will commence together with the estimated date of completion of Tenant’s construction work and fixturization, and the date on which the Tenant expects to be ready to open for business in the Premises.

c.                                       Evidence of builder’s all risk, general liability and worker’s compensation Insurance for Tenant’s contractor wherein a Certificate of Insurance shall be provided to Landlord naming McQueen Crossings LLC as additional insured, or as Landlord may reasonably require.

d.                                      An itemized statement of estimated construction costs, including architectural, engineering and contractor’s fees.

e.                                       Tenant’s contractors’ performance and/or labor and material bonds, if so required by Landlord’s Lender, or any other bond to be furnished by Tenant as may be required by Landlord to insure the faithful performance of the work in accordance with the approved plans.

2.                                       All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and/or other contractors working on the job. All work shall be coordinated with the general project work of the Shopping Center.

3.                                       Construction shall comply in all respects with applicable Federal, State, County and City statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Premises shall be obtained and paid for by Tenant.

4.                                       Tenant shall apply and pay for all utility meters, hook-up fees and services, and the costs described in Rider One hereof.

5.                                       Tenant shall cause its contractor to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment.

6.                                       Tenant’s Work shall be subject to the inspection of Landlord and its supervisory personnel.

7.                                       Tenant’s Work shall include, but shall not be limited to, the cost of architectural and engineering fees, permits and special assessment, taxes, or other fees relating to Tenant’s Work.

8.                                       Tenant to make applications for all utility services and pay for water, gas and/or electrical meter including any installation of hook up fees, permit costs, water rights, or costs related to the foregoing.

9.                                       All other items and requirements not specifically included under Landlord’s Work and any work directly or indirectly referred to as Tenant’s Work herein.

B.                            LANDLORD’S RIGHT TO PERFORM WORK.

Landlord shall have the right but not the obligation to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of the Tenant’s Work which Landlord determines, in its sole discretion, should be performed immediately and on an emergency basis for the best interest of the Shopping Center, including without limitation, removal of unduly accumulated construction material and debris.

C.                            TEMPORARY FACILITIES DURING CONSTRUCTION.

1.                                       Tenant shall provide and pay for all temporary facilities, and the removal to debris, as necessary and required in connection with the construction of the Premises. Storage of Tenant’s contractor’s construction material, tools, equipment and debris shall be confined to the Premises and in areas which may be designated for such purposes by Landlord. In no event shall any material or debris be stored on the sidewalk or service and exit corridors or in the parking lot.

2.                                       During construction, Tenant shall maintain such barricades, fences or other measures as may be necessary to insure the security of the Premises and to prevent unauthorized persons from entering the Premises or any persons suffering any injury.

D.                            AS-BUILT DRAWINGS.

Tenant shall cause reproducible “As-Built Drawings” to be delivered to Landlord and/or Landlord’s representative no later than thirty (3g) days after completion of the Tenant’s Work or any alterations, additions or improvements permitted by Landlord in accordance with the terms of this Lease. In the event these drawings are not received by such date, Landlord may al it election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

EXHIBIT “C”

CONFIRMATION OF TERM OF LEASE

This Confirmation of Term of Lease is made                       ,                   between McQueen Crossings, LLC, a Nevada limited liability company (“Landlord”) and Nevada Security, a Nevada con)oration (“Tenant”), who agree as follows:

1. Landlord and Tenant entered into a Lease dated                   ,                      in which Landlord leased to Tenant and Tenant leased from Landlord the premises described in Paragraph 1.4 of the Lease (the “Premises”).

2.              Pursuant to Paragraph 1.6 of the Lease, Landlord and Tenant agree to confirm the commencement and expiration slates of the Term, and the commencement date of rent, as follows:

a.                   ,                       is the Commencement Date of the Term of the Lease;

b.                   ,                       is the Expiration Date of the Term of Lease;

c.                   ,                       is the Commencement Date of Rent under the Lease;

d.                   ,                      , is the Commencement Date of Other Periodic Payments under the Lease.

3.             Tenant confirms that:

a.        It has accepted possession of the Premises as provided in the Lease;

b.        The improvements and space required to be furnished by Landlord under the Lease have been furnished;

c.        Landlord has fulfilled all its duties of an inducement nature;

d.        The Lease has not been modified, altered, or amended, except as follows: None;

e.                        There are no setoffs or credits against rent, and no security deposit has been paid except as provided by the Lease;

f.                          Tenant has no notice of a prior assignment, hypothecation, or pledge of rent, or of the Lease; and

g.                       The Lease is in full force and effect.

4.              The provisions of this Confirmation of Term of Lease shall inure to the benefit, or bind, is the case may require, the parties and their respective successors subject to the restrictions on assignment and subleasing contained in the Lease.

Landlord:

MCQUEEN CROSSINGS, LLC,

A Nevada limited liability company

By: PERRY FAMILY VENTURES, L.P., a California limited partnership, Managing Member

By:

Michael R. Perry, Trustee of the Perry Family Trust dated March 24, 2000, General Partner

By: ROBERT W. CARSON, Member

By:
Robert W. Carson, Member

TENANT:

NEVADA SECURITY BANK a Nevada Corporation

By:	David A. Funk
Its:	President

By: Its:

2

McQueen Crossings

Robb Drive & Mae Anne Ave.

Reno, Nevada

SIGN CRITERIA

June 20, 2003

The goal of this sign program is to insure the uniformity and consistency of the signage for the entire center. A copy of the sign construction drawings for each individual Tenant will be submitted to the City Planning staff for review and approval prior to issuance of sign permit.

The following criteria will preserve and enhance the appearance of the shopping center development, safeguard and enhance property values, and will encourage the use of quality signage which is integrated with and is harmonious to the buildings and site that it occupies.

A.          GENERAL REQUIREMENTS

1.                                       Tenant shall submit, before fabrication, four (4) copies of the proposed signs, including one (1) copy which is to be colored, to the Landlord for approval. These drawings must include total number, location, size and style of lettering, material, type of illumination, installation details (including a scaled elevation drawing, if required by Landlord), color selection, logo design, and wall graphics, and must be approved by the City of Reno.

2.                                       All permits for signs shall be obtained and paid for by Tenant. Tenant shall pay for all signs and their installation and maintenance.

3.                                       Tenant shall be responsible for the fulfillment of all requirements and specifications, and all actions or negligence of tenant’s sign contractor.

4.                                       The size, location, design, color, texture, lighting and materials of these signs shall in no way detract from the design of the Shopping Center and the surrounding properties.

5.             All signs, permits, drawings and related expenses to be at tenant’s sole cost and expense.

6.                                       TENANT’S SIGNS) MUST FIT WITHIN BUILDING AREAS) DETERMINED AND APPROVED BY LANDLORD AND SHALL BE COMPATIBLE WITH THE BUILDING ARCHITECTURE, WHICH MAY RESULT IN TENANT SIGNAGE THAT IS LESS OR DIFFERENT THAN OTHERWISE ALLOWED UNDER THIS SIGN CRITERIA. LANDLORD S14ALL HAVE THE RIGHT TO DETERMINE SUCH FIT AND ARCHITECTURAL COMPATIBILITY IN LANDLORD’S SOLE AND ABSOLUTE DISCRETION.

B.            RETAIL IN-LINE SHOP TENANTS (See attached “Sign A”‘)

1.                                       Each in-line shop tenant shall be permitted one (1) wall sign. A corner tenant may at Landlord’s discretion be permitted two (2) wall signs (one (1) primary and one (1) secondary) provided such signs are located on different sides of the building. Notwithstanding the foregoing or anything to the contrary in this Lease, approval of secondary signs shall be granted or denied by Landlord in Landlord’s sole and absolute discretion.

2.             Wall signs shall be made up of -

•                  individual exposed neon channel letters with internally illuminated colored neon tubes;

•                  PK housings;

•                  30 ma transformer(s);

•                  clear plex faces that are 3/16” thick;

•                  returns that are:

5.                                       Logo shall be defined as any tenant emblem and/or graphics and shall be included in tenant’s overall sign length. Such logo shall have plex faces with vinyl overlay. Logo area shall in no event exceed twenty percent (20%) of tenant’s overall signage.

F.             MAJOR TENANTS

The provisions of this Exhibit, except as otherwise expressly provided in this Exhibit, shall not be applicable to the identification signs of markets, drug stores or other occupancy designated by the Landlord as a “Major Tenant” that may be located in the Shopping Center, it being understood and agreed that these occupants may have their usual identification signs on their buildings, as the same exist from time to time of similar buildings operated by them in Nevada or California; provided however, there shall be no roof-top signs which are flashing, moving or audible and provided said sign is architecturally compatible and has been approved by the Landlord.

G.            FREESTANDING SIGNS (see attached “Sign D”)

One (1) freestanding double faced sign is permitted on each street frontage (i.e. one (1) sign on Robb Drive and one (1) sign on Mae Anne Avenue). The maximum sign area reserved for the name of the shopping center and/or tenant’s copy on each sign shall be sixty (60) square feet per side. Landlord may allocate the sign area dedicated to tenant copy and the name of shopping center at Landlord’s discretion. Maximum height for freestanding signs shall be twelve feet (12’).

H.            MONUMENT SIGN (see attached “Sign E”)

One (1) freestanding double faced monument sign is permitted for the fuel center. Such tenant monument sign shall be two (2) faced, internally illuminated, plexi glass with and aluminum frame mounted on a standard base as shown on the drawings. The maximum sign area reserved for tenant’s copy for such monument sign is limited to sixteen (16) square feet, the maximum overall sign height shall not exceed seven (7) feet, and the maximum overall sign width shall not exceed five (5) feet.

1.                                       RESTRICTIONS (The provisions of this section shall apply to Major Tenants unless otherwise approved by Landlord in writing.)

I.                                           Vertical copy or signs projecting perpendicular to the building are not permitted.

II.

2.                                       Logos or manufacturer’s decals, hours of business, telephone numbers, etc., are limited to a total of 144 square inches per single door entrance. All “sale” signs, special announcements, etc. are not permitted on exterior of glass. Such advertising materials must be set back 24 inches from glass surface, and all window signs are not to exceed amaximum of 25 percent total window area, unless otherwise approved in writing by Landlord at Landlord’s sole discretion.

3.                                       Advertising devises such as attraction boards, posters, banners and flags will not be permitted in, upon, or about the Premises or elsewhere in the Shopping Center or sidewalks adjacent thereto. Any such items installed by Tenant or Tenant’s agents, without Landlord’s express written consent may be removed by Landlord, or Landlord’s agent without prior notice to Tenant, and any cost incurred for such removal shall be paid by Tenant to Landlord as additional rent.

4.             Painted, flashing, animated, audible, revolving or other signs that create the illusion of animation are not permitted.

5.                                       Exposed bulb signs are not permitted on or near storefront glass, however, Landlord may at Landlord’s sole discretion approve a limited amount of exposed neon signage installed on interior of storefront.

6.                                       No exposed junction boxes, lamps, tubing, conduits, raceways or neon crossovers of any type are permitted, unless approved in writing by the Landlord.

7.             There shall not be roof top signs, or signs which extend above the parapet wall of the roof-line of the building to which they are attached.

J.             CONSTRUCTION REQUIREMENTS

1.                                       Tenant is required to obtain from the City of Reno Building Department, any and all building and electrical permits.

2.                                       Location of all openings for conduit in sign panels of building walls shall be indicated by the sign contractor on drawings submitted to the Landlord.

3.                                       Each sign contractor must seal off and touch up all mounting holes and leave Premises free of debris after installation.

4.                                       All signs must meet “U.L.” specifications, and the installation must comply with requirements of the City of Reno Building Department.

K.            MISCELLANEOUS REQUIREMENTS

1.                                       Each tenant who has a non-customer door for receiving merchandise may have uniformly applied on said door in location, as directed by the Landlord, in three (3) inch high block letters, the tenant’s name and address. Where more than one tenant uses the same door, each name and address shall be applied. Colors of letters shall match Ameritone #189A Dark Brown.

2.                                       Contractors installing or repairing signs are to be state registered contractors and are to have a current city business license, if required.

3.                                       Tenant shall have all exterior signage installed on the last to occur of: (a) thirty (30) days from the date Landlord delivers possession of the Premises to Tenant, or (b) thirty (30) days from completion of the applicable building areas upon which Tenant’s sign(s) is/are to be installed.

4.                                       Landlord shall cause Tenant’s signage to be removed and any damage repaired upon the expiration or earlier termination of the Lease by a contractor of Landlord’s choice. Such work shall be done at Tenant’s sole expense and Tenant shall reimburse Landlord for same upon demand. In no event shall Tenant remove or cause any under canopy sign(s) or bracket(s) to be removed at any time and same shall become the property of Landlord upon the expiration or earlier termination of the Lease.

[sign type A]

[sign type B]

[sign type C]

[sign type D]

[sign type E]

[MAJOR TENANT SIGN CRITERIA EXAMPLE]